Exhibit 10.29

Execution Copy

PURCHASE AND SALE AGREEMENT

by and between

SHP III/ARBOR ASHEVILLE, LLC, SHP/III ARBOR ATHENS, LLC,

SHP III/ARBOR CASCADE, LLC, SHP III/ARBOR DECATUR, LLC,

SHP III/ARBOR KNOXVILLE, LLC, SHP III BARRINGTON TERRACE, LLC,

SHP III HERON FORT MYERS, LLC, SHP III HERON NAPLES, LLC,

each a Delaware limited liability company,

AND SHP III LAWRENCEVILLE, LLC,

a Georgia limited liability company

and

AMERICAN REALTY CAPITAL V, LLC,
a Delaware limited liability company

Property Names and Locations:

Arbor Terrace of Asheville, Asheville NC

Arbor Terrace of Athens, Athens, GA

Arbor Terrace at Cascade, Atlanta, GA

Arbor Terrace of Decatur, Decatur, GA

Arbor Terrace of Knoxville, Knoxville, TN

Arbor Terrace of Largo, Largo, FL

Barrington Terrace of Fort Myers, Fort Myers, FL

Barrington Terrace of Naples, Naples, FL

Arbor Terrace at Parkside, Decatur, GA

Effective Date: May 24, 2013

TABLE OF CONTENTS

ARTICLE 1	CERTAIN DEFINITIONS			1

ARTICLE 2	SALE OF PROPERTY			9

ARTICLE 3	PURCHASE PRICE			10

	3.1	Earnest Money Deposit		10
		3.1.1	Payment of Deposit	10
		3.1.2	Applicable Terms; Failure to Make Deposit	10

	3.2	Cash at Closing		10

	3.3	Assumption of Existing Property Debt		10
		3.3.1	Assumption	10
		3.3.2	Failure to Obtain Lender Approval	10

ARTICLE 4	TITLE MATTERS			11

	4.1	Title to Real Property		11

	4.2	Title Defects		11
		4.2.1	Buyer’s Objections to Title; Seller’s Obligations and Rights	11
		4.2.2	Discharge of Title Exceptions	12
		4.2.3	No New Exceptions	12

	4.3	Title Insurance		12

ARTICLE 5	BUYER’S DUE DILIGENCE/CONDITION OF THE PROPERTY			13

	5.1	Buyer’s Due Diligence		13
		5.1.1	Access to Property	13
		5.1.2	Limit on Government Contacts	13
		5.1.3	Requested Due Diligence Materials

	5.2	As-Is, Where-Is, With All Faults Sale		13

	5.3	Termination of Agreement During Due Diligence Period		14

	5.4	Buyer’s Certificate		14

ARTICLE 6	ADJUSTMENTS AND PRORATIONS			15

	6.1	Lease Rentals		15

	6.2	Other Revenues		15

	6.3	Real Estate and Personal Property Taxes		16
		6.3.1	Proration of Ad Valorem Taxes	16
		6.3.2	Insufficient Information	16
		6.3.3	Special Assessments	16
		6.3.4	Reassessments	16

	6.4	Other Property Operating Expenses		17

	6.5	Closing Costs		17

	6.6	Cash Security Deposits		17

	6.7	Apportionment Credit		17

	6.8	Delayed Adjustment; Delivery of Operating and Other Statements		18

ARTICLE 7	CLOSING			18

	7.1	Closing Date		18

	7.2	Title Transfer and Payment of Purchase Price		18

	7.3	Seller’s Closing Deliveries		19
		(a)	Deed	19
		(b)	Bill of Sale	19
		(c)	Assignment of Tenant Leases	19
		(d)	Assignment of Intangible Property	19
		(e)	Notice to Tenants	19
		(f)	Non-Foreign Status Affidavit	19
		(g)	Evidence of Authority	19
		(h)	Closing Statement	19
		(i)	Title Affidavit	19
		(j)	Other Documents	19
		(k)	Tax Returns	19
		(l)	Keys and Original Documents	19

	7.4	Buyer Closing Deliveries		20
		(a)	Purchase Price	20
		(b)	Assignment of Leases	20
		(c)	Assignment of Intangible Property	20
		(d)	Buyer’s As-Is Certificate	20
		(e)	Evidence of Authority	20
		(f)	Closing Statement	20
		(g)	Other Documents	20
		(h)	Tax Returns	20

	7.5	Termination Following Outside Closing Date		21

ARTICLE 8	CONDITIONS TO CLOSING			21

	8.1	Conditions to Seller’s Obligations		21
		(a)	Representations True	21
		(b)	Buyer’s Financial Condition	21
		(c)	Buyer’s Deliveries Complete	21

	8.2	Conditions to Buyer’s Obligations		21
		(a)	Representations True	21
		(b)	Title Conditions Satisfied	21
		(c)	Seller’s Deliveries Complete	22

- ii -

		(d)	Lender Requirements Fulfilled	22
		(e)	HSR Compliance	22

	8.3	Waiver of Failure of Conditions Precedent		22

	8.4	Approvals not a Condition to Buyer’s Performance		22

ARTICLE 9	REPRESENTATIONS AND WARRANTIES			22

	9.1	Buyer’s Representations		22
		9.1.1	Buyer’s Authorization	23
		9.1.2	Buyer’s Financial Condition	23

	9.2	Seller’s Representations		23
		9.2.1	Seller’s Authorization	23
		9.2.2	Other Seller’s Representations	24

	9.3	General Provisions		27
		9.3.1	No Representation as to Leases	27
		9.3.2	Seller’s Warranties Deemed Modified	27
		9.3.3	Notice of Breach; Seller’s Right to Cure	27
		9.3.4	Survival; Limitation on Seller’s Liability	28

ARTICLE 10	COVENANTS			28

	10.1	Buyer’s Covenants		28
		10.1.1	Confidentiality	28
		10.1.2	Buyer’s Indemnity	29

	10.2	Seller’s Covenants		29
		10.2.1	Service Contracts	29
		10.2.2	Maintenance of Property	30
		10.2.3	Post Closing Records	30
		10.2.4	Survival	31

	10.3	Mutual Covenants		31
		10.3.1	Publicity	31
		10.3.2	Brokers	31
		10.3.3	Tax Protests, Tax Refunds and Credits	31
		10.3.4	Survival	32

ARTICLE 11	FAILURE OF CONDITIONS			32

	11.1	To Seller’s Obligations		32

	11.2	To Buyer’s Obligations		32

ARTICLE 12	CONDEMNATION/CASUALTY			33

	12.1	Right to Terminate		33

	12.2	Allocation of Proceeds and Awards		33

	12.3	Insurance		34

- iii -

	12.4	Waiver	34

ARTICLE 13	ESCROW		34
	13.1	Deposit	34
	13.2	Delivery	34
	13.3	Failure of Closing	34
	13.4	Stakeholder	35
	13.5	Taxes	35
	13.6	Execution by Escrow Agent	35

ARTICLE 14	Lease Expenses		35
	14.1	Leasing	35
	14.2	Lease Enforcement	35

ARTICLE 15	MISCELLANEOUS		36
	15.1	Buyer’s Assignment	36
	15.2	Designation Agreement	36
	15.3	Survival/Merger	37
	15.4	Integration/Waiver	37
	15.5	Governing Law	37
	15.6	Captions Not Binding; Exhibits	38
	15.7	Binding Effect	38
	15.8	Severability	38
	15.9	Notices	38
	15.10	Counterparts	39
	15.11	No Recordation	40
	15.12	Additional Agreements; Further Assurances	40
	15.13	Construction	40
	15.14	Maximum Aggregate Liability	40
	15.15	Time of The Essence	40
	15.16	Waiver of Jury Trial	40
	15.17	Facsimile Signatures	41
	15.18	Jurisdiction	41

- iv -

EXHIBITS

A-1.	Legal Description (Asheville)
A-2.	Legal Description (Athens)
A-3.	Legal Description (Atlanta)
A-4.	Legal Description (Decatur)
A-5.	Legal Description (Knoxville)
A-6.	Legal Description (Largo)
A-7.	Legal Description (Fort Myers)
A-8.	Legal Description (Naples)
A-9.	Legal Description (Lawrenceville – Land)
B.	Lists of Contracts
C.	Form of Buyer’s As-Is Certificate and Agreement
D.	Form of Special Warranty Deed
E.	Form of Bill of Sale
F.	Form of Assignment of Tenant Leases
G.	Form of Assignment of Intangible Property
H.	Form of Notice to Tenants
I.	Form of Seller’s Non-Foreign Certificate
J.	Form of Seller’s Title Affidavit
K.	Litigation Notices, Contract Defaults, Governmental Violations
L.	Lists of Tenants
M.	List of Licenses Held
N.	Government Payor Programs
O.	Financial Statements
P.	Requested Due Diligence Materials

SCHEDULES

Schedule 1      Allocation of Purchase Price

- v -

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of May 24, 2013, by and between SHP III/ARBOR ASHEVILLE, LLC, a Delaware limited liability company, as to the portion of the Property which is located on or associated with the Facility described below as “Arbor Terrace of Asheville”, SHP III/ARBOR ATHENS, LLC, a Delaware limited liability company, as to the portion of the Property which is located on or associated with the Facility described below as “Arbor Terrace of Athens”, SHP III/ARBOR CASCADE, LLC, a Delaware limited liability company, as to the portion of the Property which is located on or associated with the Facility described below as “Arbor Terrace at Cascade”, SHP III/ARBOR DECATUR, LLC, a Delaware limited liability company, as to the portion of the Property which is located on or associated with the Facility described below as “Arbor Terrace of Decatur”, SHP III/ARBOR KNOXVILLE, LLC, a Delaware limited liability company, as to the portion of the Property which is located on or associated with the Facility described below as “Arbor Terrace of Knoxville”, SHP III BARRINGTON TERRACE, LLC, a Delaware limited liability company, as to the portion of the Property which is located on or associated with the Facility described below as “Arbor Terrace of Largo”, SHP III HERON FORT MYERS, LLC, a Delaware limited liability company, as to the portion of the Property which is located on or associated with the Facility described below as “Barrington Terrace of Fort Myers”, SHP III HERON NAPLES, LLC, a Delaware limited liability company, as to the portion of the Property which is located on or associated with the Facility described below as “Barrington Terrace of Naples” and SHP III LAWRENCEVILLE, LLC, a Georgia limited liability company, as to the portion of the Property which is located on or associated with the Facility described below as “Arbor Terrace at Parkside” (each of the foregoing entities being sometimes referred to individually and sometimes collectively as “Seller”), and AMERICAN REALTY CAPITAL V, LLC, a Delaware limited liability company (“Buyer”).

WITNESSETH:

In consideration of the mutual covenants and agreements set forth herein the parties hereto do hereby agree as follows:

ARTICLE 1 - CERTAIN DEFINITIONS

As used herein, the following terms shall have the following meanings:

“Business Day” shall mean any day other than a Saturday, Sunday, or any federal or state of California holiday. If any period expires on a day which is not a Business Day or any event or condition is required by the terms of this Agreement to occur or be fulfilled on a day which is not a Business Day, such period shall expire or such event or condition shall occur or be fulfilled, as the case may be, on the next succeeding Business Day.

“Buyer’s Reports” shall mean the results of any examinations, inspections, investigations, tests, studies, analyses, appraisals, evaluations and/or investigations prepared by or for or otherwise obtained by Buyer or Buyer’s Representatives in connection with Buyer’s Due Diligence.

“Buyer’s Representatives” shall mean Buyer, any direct or indirect owner of any beneficial interest in Buyer, and any officers, directors, employees, agents, representatives and attorneys of Buyer or any such direct or indirect owner of any beneficial interest in Buyer.

“Closing” shall mean the closing of the Transaction.

“Closing Date” shall mean the date which is the later of (i) August 1, 2013, (ii) ten (10) Business Days after all Licenses and Permits (as herein defined) necessary for Buyer or its designee to operate all Facilities (each as presently operated) are obtained (or, as applicable, the applicable governmental agency or authority has issued a commitment to issue such Licenses and Permits upon Closing), and (iii) ten (10) Business Days following notice to Buyer from the Existing Lender that Lender Approval has been given (or will be given upon Closing) with respect to Buyer’s assumption of the Existing Property Debt. Notwithstanding the foregoing, Buyer shall have a one-time right to adjourn Closing of the Properties up to thirty (30) days with at least two Business Day’s notice to Seller and simultaneous deposit with Escrow Agent the additional sum of One Million and No/100 Dollars ($1,000,000.00) with such amount to be held as part of the Deposit for all purposes hereunder. In no event, however, shall the Closing Date occur on a date later than the Outside Closing Date.

“Closing Tax Year” shall mean the Tax Year in which the Closing Date occurs.

“Confidential Materials” shall mean any books, computer software, records or files (whether in a printed or electronic format) that consist of or contain any of the following: appraisals; budgets; strategic plans for the Property; internal analyses; information regarding the marketing of the Property for sale; submissions relating to obtaining internal authorization for the sale of the Property by Seller or any direct or indirect owner of any beneficial interest in Seller; attorney and accountant work product; attorney-client privileged documents; internal correspondence of Seller, any direct or indirect owner of any beneficial interest in Seller, or any of their respective affiliates and correspondence between or among such parties; or other information in the possession or control of Seller, Seller’s property manager or any direct or indirect owner of any beneficial interest in Seller which such party deems proprietary or confidential.

“Contracts” shall mean all service, supply, maintenance, utility and commission agreements, all equipment leases, and all other contracts, subcontracts and agreements relating to the Real Property and the Personal Property and to which Seller (or Seller’s property manager) is a party (including all contracts, subcontracts and agreements relating to the construction of any unfinished tenant improvements), all of which are described in Exhibit B attached hereto and incorporated herein by this reference, together with any additional contracts, subcontracts and agreements entered into in accordance with the terms of Subsection 10.2.1 hereof and as the same may be modified or terminated in accordance with the terms of Subsection 10.2.1.

“deemed to know” (or words of similar import) shall have the following meaning:

(a)	Buyer shall be “deemed to know” of the existence of a fact or circumstance to the extent that:

(i)	any Buyer’s Representative has actual knowledge of such fact or circumstance, or

(ii)	such fact or circumstance is disclosed by this Agreement, any documents executed by Seller for the benefit of, and delivered to, Buyer, in connection with the Closing, the Documents, any estoppel certificate executed by any tenant of the Property and delivered to Buyer or any Buyer’s Representatives, or any Buyer’s Reports.

(b)	Buyer shall be “deemed to know” that any Seller’s Warranty is untrue, inaccurate or incorrect to the extent that:

(i)	any Buyer’s Representative has actual knowledge of information which is makes such Seller’s Warranty untrue, inaccurate or incorrect, or

(ii)	this Agreement, any documents executed by Seller for the benefit of and delivered to, Buyer in connection with the Closing, the Documents, any estoppel certificate executed by any tenant of the Property and delivered to Buyer or any Buyer’s Representatives, or any Buyer’s Reports contains information which makes such Seller’s Warranty untrue, inaccurate or incorrect.

“Deposit” shall mean the sum of Two Million and No/100ths Dollars ($2,000,000), to the extent the same is deposited by Buyer in accordance with the terms of Subsection 3.1.1 hereof, together with any interest earned thereon.

“Designated Employees” shall mean John W. Dark, Noah R. Levy, Mark Haberlen and Christopher Kronenberger.

“Documents” shall mean the documents and instruments applicable to the Property or any portion thereof that Seller or any of the other Seller Parties deliver or make available to Buyer or Buyer’ Representatives prior to Closing or which are otherwise obtained by Buyer or Buyer’s Representatives prior to Closing, including, but not limited to, the Title Commitments, the Surveys, the Title Documents, and the Property Documents.

“Due Diligence” shall mean examinations, inspections, investigations, tests, studies, analyses, appraisals, evaluations and/or investigations with respect to the Property, the Documents, and other information and documents regarding the Property, including, without limitation, examination and review of title matters, applicable land use and zoning Laws and other Laws applicable to the Property, the physical condition of the Property, and the economic status of the Property.

“Due Diligence Period” shall mean the period commencing upon the date this Agreement is last executed and delivered by Seller or Buyer (as shown below each party’s signature) and expiring on June 24, 2013.

“Escrow Agent” shall mean Stewart Title Guaranty Company, whose mailing address is One Washington Mall, Suite 1400, Boston, MA 02108 Attention: Terrance Miklas, in its capacity as escrow agent.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Existing Lender” means collectively Fannie Mae with respect to both the Existing Property Debt upon the Arbor Terrace-Decatur Property and the Existing Property Debt upon the Arbor Terrace-Asheville Property.

“Existing Property Debt” means collectively the existing debts of Seller to the Existing Lender secured by a first-priority security interest in the Purchased Property located at Arbor Terrace-Decatur and Arbor Terrace-Asheville, which (i) with respect to the Arbor Terrace-Decatur Property was originally issued in an amount equal to $11,100,000.00, had an estimated balance of $11,089,500.00 as of March 1, 2013, is due and payable on January 1, 2018 and has an interest rate of 5.49% per annum with payments based upon a thirty (30) year amortization schedule throughout the remainder of the term, and (ii) with respect to the Arbor Terrace-Asheville was originally issued in an amount equal to $9,600,000.00, had an estimated balance of $9,600,000.00 as of March 1, 2013, is due and payable on February 1, 2018 and has an interest rate of 5.49% per annum with payments based upon a thirty (30) year amortization schedule throughout the remainder of the term.

“Facility” or “Facilities” shall mean, individually or collectively, as the context indicates, the portion of the Property which is located on, associated with or attributable to:

(i)          the senior housing facility located at 3199 Sweeten Creek Road, Asheville, North Carolina 28803, consisting of a total of 63 units, 46 of which are assisted living and 17 of which are memory care units and commonly known as “Arbor Terrace of Asheville”;

(ii)         the senior housing facility located at 170 Marilyn Farmer Way, Athens, Georgia 30606, consisting of a total of 56 units, 41 of which are assisted living and 15 of which are memory care units and commonly known as “Arbor Terrace of Athens”;

(iii)        the senior housing facility located at 1001 Research Center Atlanta Drive SW, Atlanta, Georgia 30331, consisting of a total of 68 units, 47 of which are assisted living and 21 of which are memory care units and commonly known as “Arbor Terrace at Cascade”;

(iv)        the senior housing facility located at 425 Winn Way, Decatur, Georgia 30030, consisting of a total of 66 units, 43 of which are assisted living and 23 of which are memory care units and commonly known as “Arbor Terrace of Decatur”;

(v)         the senior housing facility located at 9051 Cross Park Drive, Knoxville, Tennessee 37923, consisting of a total of 84 units, 55 of which are assisted living and 29 of which are memory care units and commonly known as “Arbor Terrace of Knoxville”;

(vi)        the senior housing facility located at 333 16th Avenue SE, Largo, Florida 33771, consisting of a total of 66 units, 43 of which are assisted living and 23 of which are memory care units and commonly known as “Arbor Terrace of Largo”;

(vii)       the senior housing facility located at 9731 Commerce Center Court, Fort Myers, Florida 33908, consisting of a total of 117 units, 89 of which are assisted living and 28 of which are memory care units and commonly known as “Barrington Terrace of Fort Myers”;

(viii)      the senior housing facility located at 5175 East Tamiami Trail, Naples, Florida 34113, consisting of a total of 120 units, 89 of which are assisted living and 31 of which are memory care units and commonly known as “Barrington Terrace of Naples”; and

(ix)         that certain parcel of real property located at 1899 Lawrenceville Highway, Decatur, Georgia 30030 and consisting of approximately 3.78 acres which is being held for the development of a senior housing facility to be known as “Arbor Terrace at Parkside”.

“Hazardous Materials” shall mean any substance, chemical, waste or material that is or becomes regulated by any federal, state or local governmental authority because of its toxicity, infectiousness, radioactivity, explosiveness, ignitability, corrosiveness or reactivity, including, without limitation, asbestos or any substance containing more than 0.1 percent asbestos, the group of compounds known as polychlorinated biphenyls, flammable explosives, oil, petroleum or any refined petroleum product.

“Laws” shall mean all municipal, county, state or federal statutes, codes, ordinances, laws, rules or regulations.

“Leases” shall mean all leases for residential tenants of the Real Property on the Closing Date.

“Liabilities” shall mean, collectively, any and all losses, costs, damages, claims, liabilities, expenses, demands or obligations of any kind or nature whatsoever.

“Major Casualty/Condemnation” shall mean, as to each Facility:

(a)	with respect to any condemnation or eminent domain proceedings that occurs after the date hereof, the portion of the Property that is the subject of such proceedings has a value in excess of One Million and No/100 Dollars ($1,000,000.00), as reasonably determined by Seller; and

(b)	with respect to any casualty that occurs after the date hereof, either (i) the casualty is an uninsured casualty and Seller, in its sole and absolute discretion, does not elect to cause the damage to be repaired or restored or give Buyer a credit at Closing for such repair or restoration, or (ii) the portion of the Property that is damaged or destroyed has a cost of repair that is in excess of One Million and No/100 Dollars ($1,000,000.00), as reasonably determined by Seller.

“Other Property Rights” shall mean, collectively, Seller’s interest in and to all of the following: (a) to the extent that the same are in effect as of the Closing Date, any licenses, permits and other written authorizations necessary for the use, operation or ownership of the Real Property, and (b) any guaranties and warranties in effect with respect to any portion of the Real Property or the Personal Property as of the Closing Date, and (c) the rights of Seller (if any) to the names “Arbor Terrace of Asheville”, “Arbor Terrace of Athens”, “Arbor Terrace at Cascade”, “Arbor Terrace of Decatur”, “Arbor Terrace of Knoxville”, Arbor Terrace of Largo”, “Barrington Terrace of Fort Myers”, “Barrington Terrace of Naples” and “Arbor Terrace at Parkside” (it being acknowledged by Buyer that Seller does not have exclusive rights (and in fact may have no rights) to use such name and that Seller has not registered the same in any manner).

“Outside Closing Date” shall mean October 31, 2013.

“Owner’s Title Policies” shall mean an ALTA Owner’s Form of title insurance policy (or such other comparable form of title insurance policy as is available in the jurisdiction in which the Property is located) in the form of the Title Commitments, for each of the parcels that comprise the Real Property, in the amount of the Purchase Price allocated to each Facility.

“Permitted Exceptions” shall mean and include all of the following, subject to the rights of Buyer to object to matters of title and survey pursuant to Article 4 hereof and the right of Buyer to terminate this Agreement pursuant to Article 5 hereof: (a) applicable zoning and building ordinances and land use regulations, (b) all liens, encumbrances, covenants, conditions, restrictions, easements and other matters of record listed on Schedule B of the Title Commitments, including the Title Company’s standard printed exceptions to the extent Buyer waives or is deemed to have waived such matters pursuant to Section 4.2 herein, (c) such state of facts as disclosed in a Surveys and physical inspection of the Property to the extent Buyer waives or is deemed to have waived such matters pursuant to Section 4.2 herein, (d) the lien of taxes and assessments not yet due and payable (it being agreed by Buyer and Seller that if any tax or assessment is levied or assessed with respect to the Property after the date hereof and the owner of the Property has the election to pay such tax or assessment either immediately or under a payment plan with interest, Seller may elect to pay under a payment plan, which election shall be binding on Buyer), (e) any exceptions caused by Buyer or any Buyer’s Representative, (f) the rights of the tenants under the Leases, and (g) any matters deemed to constitute additional Permitted Exceptions under Subsection 4.2.1 hereof. Notwithstanding any provision to the contrary contained in this Agreement or any of the documents to be executed in connection herewith or pursuant hereto, any or all of the Permitted Exceptions may be omitted by Seller from the Deed (as defined in Subsection 7.3(a)) without giving rise to any liability of Seller, irrespective of any covenant or warranty of Seller contained in the Deed (which provisions shall survive the Closing and not be merged therein).

“Personal Property” shall mean, collectively, (a) all tangible personal property owned by Seller that is located on the Real Property on which the applicable Facility is operated and used in the ownership, operation and maintenance of that portion of the Real Property, and (b) all books, records and files of Seller relating to the applicable Real Property or the applicable Leases; but specifically excluding from the items described in both clauses (a) and (b), any Confidential Materials and any computer software that is licensed to Seller.

“Property” shall mean, collectively, with respect to each of the Facilities (a) the Real Property, (b) the Personal Property, (c) Seller’s interest as landlord in all Leases; (d) to the extent assignable, the Contracts, and (e) to the extent assignable, the Other Property Rights.

“Property Documents” shall mean, collectively, with respect to each of the Facilities (a) the Leases, (b) the Contracts, and (c) any other documents or instruments which constitute, evidence or create any portion of the Property.

“Purchase Price” shall mean the sum of One Hundred Forty-Three Million and No/100 Dollars ($143,000,000.00), less the Assumed Debt and subject to other adjustments as provided herein, which Purchase Price is conclusively agreed by Seller and Buyer to be allocated among the Facilities as shown on Schedule 1 attached hereto and made a part hereof.

“Real Property” shall mean, with respect to the Facility known as (i) Arbor Terrace of Asheville, that certain parcel of real estate located at 3199 Sweeten Creek Road, Asheville, North Carolina 28803, (ii) Arbor Terrace of Athens, that certain parcel of real estate located at 170 Marilyn Farmer Way, Athens, Georgia 30606, (iii) Arbor Terrace at Cascade, that certain parcel of real estate located at 1001 Research Center Atlanta Drive SW, Atlanta, Georgia 30331, (iv) Arbor Terrace of Decatur, that certain parcel of real estate located at 425 Winn Way, Decatur, Georgia 30030, (v) Arbor Terrace of Knoxville, that certain parcel of real estate located at 9051 Cross Park Drive, Knoxville, Tennessee 37923, (vi) Arbor Terrace of Largo, that certain parcel of real estate located at 333 16th Avenue SE, Largo, Florida 33771, (vii) Barrington Terrace of Fort Myers, that certain parcel of real estate located at 9731 Commerce Center Court, Fort Myers, Florida 33908, (viii) Barrington Terrace of Naples, that certain parcel of real estate located at 5175 East Tamiami Trail, Naples, Florida 34113, and (ix) Arbor Terrace at Parkside, that certain parcel of real property located at 1899 Lawrenceville Highway, Decatur, Georgia 30030, as legally described in Exhibit A-1, Exhibit A-2, Exhibit A-3, Exhibit A-4, Exhibit A-5, Exhibit A-6, Exhibit A-7, Exhibit A-8, and Exhibit A-9, respectively, attached hereto and incorporated herein by this reference, together with all buildings, improvements and fixtures located thereon and owned by Seller as of the Closing Date and all right, title and interest, if any, that Seller may have in and to all rights, privileges and appurtenances pertaining thereto including all of Seller’s right, title and interest, if any, in and to all rights-of-way, open or proposed streets, alleys, easements, strips or gores of land adjacent thereto; provided, however, that in the event of any condemnation or casualty that occurs after the date hereof, the term “Real Property” shall not include any of the foregoing that is destroyed or taken as a result of any such condemnation proceeding.

“Remove” with respect to any exception to title shall mean that Seller causes the Title Company to remove or affirmatively insure over the same as an exception to the Owner’s Title Policies for the benefit of Buyer, without any additional cost to Buyer, whether such removal or insurance is made available in consideration of payment, bonding, indemnity of Seller or otherwise.

“Rents” shall mean all monthly rents due from the tenants of the Property under the Leases.

“Required Removal Exceptions” shall mean, collectively, any Title Objections to the extent (and only to the extent) that the same (a) have not been caused by Buyer or any Buyer’s Representatives, and (b) are either:

(i)	liens evidencing monetary encumbrances (other than liens for non-delinquent general real estate taxes or assessments) (“Monetary Liens”) which can be Removed by payment of liquidated amounts but only if such Monetary Liens have been created by written instrument signed by Seller or assumed by written instrument signed by Seller or which are the result of the act or omission of Seller, or

(ii)	liens or encumbrances (including, but not limited to, Monetary Liens) created by Seller after the date of this Agreement in violation of Subsection 4.2.3.

“Seller-Allocated Amounts” shall mean, collectively:

(a)	with respect to any condemnation or eminent domain proceedings with respect to any portion of the Property that occurs after the date hereof, (i) the costs, expenses and fees, including reasonable attorneys’ fees, expenses and disbursements, incurred by Seller in connection with obtaining payment of any award or proceeds in connection with any such condemnation or eminent domain proceedings, and (ii) any portion of any such award or proceeds that is allocable to loss of use of the Property prior to Closing; and

(b)	with respect to any casualty to any portion of the Property that occurs after the date hereof, (i) the costs, expenses and fees, including reasonable attorneys’ fees, expenses and disbursements, incurred by Seller in connection with the negotiation and/or settlement of any casualty claim with an insurer with respect to the Property, (ii) the proceeds of any rental loss, business interruption or similar insurance that are allocable to the period prior to the Closing Date, and (iii) the reasonable and actual costs incurred by Seller in stabilizing and/or repairing the Property following a casualty.

“Seller’s Broker” shall mean Cassidy Turley, Inc.

“Seller’s Knowledge” or words of similar import shall refer only to the actual knowledge of the Designated Employees following reasonable inquiry and shall not be construed to refer to the knowledge of any other Seller Party. For the purposes of the foregoing “reasonable inquiry” shall mean inquiry by John Dark (one of the Designated Employees) with Judd Harper (a representative of Seller’s property manager). There shall be no personal liability on the part of the Designated Employees arising out of any of the Seller’s Warranties.

“Seller Parties” shall mean and include, collectively, (a) Seller; (b) its counsel; (c) Seller’s Broker; (d) Seller’s property manager, (e) any direct or indirect owner of any beneficial interest in Seller, (f) any officer, director, employee, or agent of Seller, its counsel, Seller’s Broker, Seller’s property manager or any direct or indirect owner of any beneficial interest in Seller; and (g) any other entity or individual affiliated or related in any way to any of the foregoing.

“Seller’s Warranties” shall mean Seller’s representations and warranties set forth in Section 9.2 and the limited warranty of title set forth in the deeds executed by Seller in connection with Closing as the same may be deemed modified or waived by Buyer pursuant to this Agreement.

“Surveys” shall mean a survey of each of the parcels that comprise the Real Property to be obtained as set forth in Article 4.

“Tax Year” shall mean the year period commencing on January 1 of each calendar year and ending on December 31 of each calendar year.

“Title Commitments” shall mean that certain commitment to issue an Owner’s Policy of Title Insurance with respect to the Property to be issued by the Title Company.

“Title Company” shall mean Stewart Title Guaranty Company.

“Title Documents” shall mean all documents referred to on Schedule B of the Title Commitments as exceptions to coverage.

“Title Objections” shall mean any exceptions to title to which Buyer is entitled and timely objects in accordance with the terms of Subsection 4.2.1(a).

“Transaction” shall mean the transaction contemplated by this Agreement.

ARTICLE 2 - SALE OF PROPERTY

Seller agrees to sell, transfer and assign and Buyer agrees to purchase, accept and assume, subject to the terms and conditions set forth in this Agreement and the Exhibits attached hereto, all of Seller’s right, title and interest in and to the Property.

ARTICLE 3 - PURCHASE PRICE

In consideration of the sale of the Property to Buyer, Buyer shall pay to Seller an amount equal to the Purchase Price, as prorated and adjusted as set forth in Article 6, Section 7.2, or as otherwise provided under this Agreement. The Purchase Price shall be allocated between the nine (9) Facilities as shown on Schedule 1.

3.1	Earnest Money Deposit.

3.1.1           Payment of Deposit. No later than 5:00 p.m. Eastern Time on the third (3rd) Business Day following the date hereof (provided that this Agreement is not sooner terminated in accordance with the terms hereof) and as a condition precedent to the continued effectiveness and enforceability of this Agreement, Buyer shall make the Deposit in immediately available funds with Escrow Agent.

3.1.2           Applicable Terms; Failure to Make Deposit. Except as expressly otherwise set forth herein, the Deposit shall be applied against the Purchase Price on the Closing Date and shall otherwise be held and delivered by Escrow Agent in accordance with the provisions of Article 13. Notwithstanding any provision in this Agreement to the contrary, if Buyer fails to timely make the Deposit as provided herein, at Seller’s option, Buyer shall be deemed to have elected to terminate this Agreement and, if Seller elects such option, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement.

3.2           Cash at Closing. On the Closing Date, Buyer shall pay to Seller an amount equal to the Purchase Price in immediately available funds by wire transfer as more particularly set forth in Section 7.2, as prorated and adjusted as set forth in Article 6, Section 7.2, or as otherwise provided under this Agreement, and, as a portion of such payment, Buyer may cause the Escrow Agent to pay to Seller such portion of the Deposit as Buyer requires in immediately available funds by wire transfer as more particularly set forth in Section 7.2.

3.3	Assumption of Existing Property Debt.

3.3.1           Assumption. Promptly following execution of this Agreement, Seller and Buyer shall work together to obtain the Existing Lender’s approval (the “Lender Approval”) to an assumption of the Existing Property Debt by Buyer at Closing. All costs and fees related to Buyer’s assumption of the Existing Property Debt, including without limitation any assumption fees and lender's legal fees, shall be paid by Buyer. Buyer will receive a credit (the “Assumed Debt Credit”) against Buyer’s obligation to pay the Purchase Price at Closing for the (i) the unpaid principal amount and all accrued and unpaid interest of the Existing Property Debt assumed by Buyer, less (ii) the balance of any FF&E replacement reserves or similar reserves held by Existing Lender as of the Closing Date which are not released to Seller as of Closing.

3.3.2           Failure To Obtain Lender Approval. If the Existing Lender does not provide its consent to the Buyer’s assumption of the Existing Property Debt within ninety (90) days after the date hereof (such applicable period, the “Approval Period”), Buyer shall have the absolute right to terminate this Agreement by written notice to Seller, promptly after which any Deposit shall be returned to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement.

ARTICLE 4 - TITLE MATTERS

4.1         Title to Real Property. Buyer shall use good faith and reasonable efforts to obtain the Title Commitments, copies of all of the Title Documents, and the Surveys as soon as reasonably practicable after the date hereof. Buyer shall notify Seller when it receives any of the aforementioned documents and shall promptly furnish Seller copies of the same. The cost and expense of the foregoing shall be borne by the parties in accordance with Section 6.5 hereof.

4.2         Title Defects.

4.2.1 Buyer’s Objections to Title; Seller’s Obligations and Rights.

(a) Prior to the end of the Due Diligence Period, Buyer shall have the right to object in writing to any title matters that appear on the Title Commitments, the Surveys, and any supplemental title reports or updates to the Title Commitments (whether or not such matters constitute Permitted Exceptions). In addition, after the expiration of the Due Diligence Period, Buyer shall have the right to object in writing to any title matters that are not Permitted Exceptions and that materially adversely affect Buyer’s title to the Real Property if such matters appear on any supplemental title reports or updates to the Title Commitments issued after the expiration of the Due Diligence Period and if such matters are placed of record after the effective date of the Title Commitments received prior to the expiration of the Due Diligence Period, so long as such objection is made by Buyer within five (5) Business Days after Buyer becomes aware of the same (but, in any event, prior to the Closing Date). Unless Buyer is entitled to and timely objects to such title matters, all such title matters shall be deemed to constitute additional Permitted Exceptions.

(b) If this Agreement is not terminated by Buyer in accordance with the provisions hereof, Seller shall, at Closing, Remove or cause to be Removed any Title Objections to the extent (and only to the extent) that the same constitute Required Removal Exceptions. In addition, Seller may elect (but shall not be obligated) to Remove or cause to be Removed any other Title Objections. To the extent that the same do not constitute Required Removal Exceptions, Seller may notify Buyer in writing after receipt of Buyer’s notice of Title Objections (but, in any event, prior to the Closing Date) whether Seller elects to Remove the same (and the failure to provide such notice within five (5) Business Days after the date of Buyer’s notice of Title Objections shall be deemed to constitute an election of Seller not to effect any such cure). If Seller elects not to Remove one or more Title Objections (or is deemed to have so elected), then, within five (5) Business Days after Seller’s election (but, in any event, prior to the Closing Date), Buyer may elect in writing to either (i) terminate this Agreement, in which event the Deposit shall be paid to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement, or (ii) waive such Title Objections and proceed to Closing. Failure of Buyer to respond in writing within such period shall be deemed an election by Buyer to waive such Title Objections and proceed to Closing. Any such Title Objection so waived (or deemed waived) by Buyer shall be deemed to constitute a Permitted Exception and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price.

(c) If Seller is unable to Remove any Required Removal Exceptions or any other Title Objection that it has previously elected to Remove prior to the Closing, Buyer may at Closing elect to either (a) terminate this Agreement, in which event the Deposit shall be paid to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement, in which case Seller will reimburse Buyer for its actual, out of pocket third party expenses incurred in connection with entering into this Agreement and pursuing the Transaction, and its due diligence investigation of the of the same, not to exceed Two Hundred Thousand and No/100ths Dollars ($200,000.00), or (b) waive such Title Objection and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price.

(d) Seller shall be entitled to a reasonable adjournment of the Closing (not to exceed thirty (30) days) for the purpose of the Removal of any Required Removal Exceptions or other Title Objections.

4.2.2 Discharge of Title Exceptions. If on the Closing Date there are any Required Removal Exceptions or any other Title Objections which Seller has elected in writing to pay and discharge, Seller may use any portion of the Purchase Price to satisfy the same, provided Seller shall cause the Title Company to Remove the same.

4.2.3 No New Exceptions. From and after the date hereof, Seller shall not execute any deed, easement, restriction, covenant or other matter affecting title to the Property unless Buyer has received a copy thereof and has approved the same in writing. If Buyer fails to object in writing to any such proposed instrument within three (3) Business Days after receipt of the aforementioned notice, Buyer shall be deemed to have approved the proposed instrument. Buyer’s consent shall not be unreasonably withheld or delayed with respect to any such instrument that is proposed prior to the end of the Due Diligence Period. Buyer, in its sole and absolute discretion, shall be entitled to grant or withhold its consent with respect to any such instrument that is proposed between the end of the Due Diligence Period and the Closing.

4.3         Title Insurance. At Closing, the Title Company shall issue the Owner’s Title Policies to Buyer, insuring that title to the Real Property is vested in Buyer subject only to the Permitted Exceptions. Buyer shall be entitled to request that the Title Company provide such endorsements (or amendments) to the Owner’s Title Policies as Buyer may reasonably require, provided that (a) such endorsements (or amendments) shall be at no cost to, and shall impose no additional liability on, Seller (other than the provision of customary affidavits or similar documentation from Seller), (b) Buyer’s obligations under this Agreement shall not be conditioned upon Buyer’s ability to obtain such endorsements and, if Buyer is unable to obtain such endorsements, Buyer shall nevertheless be obligated to proceed to close the Transaction without reduction of or set off against the Purchase Price, and (c) the Closing shall not be delayed as a result of Buyer’s request.

ARTICLE 5 – BUYER’S DUE DILIGENCE/CONDITION OF THE PROPERTY

5.1         Buyer’s Due Diligence.

5.1.1           Access to Property. Between the date hereof and the Closing Date Seller shall allow Buyer and Buyer’s Representatives access to the Property upon reasonable prior notice at reasonable times provided (a) such access does not unreasonably interfere with the operation of the Property or the rights of tenants; (b) Buyer shall not contact any tenant without Seller’s prior written consent; and (c) Seller or its designated representative shall have the right to pre-approve and be present during any physical testing of the Property. In addition, Seller will make or cause to be made available to Buyer for copying, at Buyer’s sole cost and expense, the property files of Seller and the management agent for the Property (other than those files containing Confidential Materials). Buyer shall immediately return the Property to the condition existing prior to any tests and inspections. Prior to such time as Buyer or any of Buyer’s Representatives enter the Property, Buyer shall (i) obtain policies of general liability insurance which insure Buyer and Buyer’s Representatives with liability insurance limits of not less than $3,000,000 combined single limit for personal injury and property damage and name Seller and Seller’s property manager as additional insureds and which are with such insurance companies, provide such coverages and carry such other limits as Seller shall reasonably require, and (ii) provide Seller with certificates of insurance evidencing that Buyer has obtained the aforementioned policies of insurance.

5.1.2 Limit on Government Contacts. Notwithstanding any provision in this Agreement to the contrary, except in connection with the preparation of a so-called “Phase I” environmental report with respect to the Property, Buyer shall not contact any governmental official or representative regarding hazardous materials on or the environmental condition of the Property without Seller’s prior written consent thereto, which consent shall not be unreasonably withheld or delayed. In addition, if Seller’s consent is obtained by Buyer, Seller shall be entitled to receive at least five (5) days prior written notice of the intended contact and to have a representative present when Buyer has any such contact with any governmental official or representative.

5.2         As-Is, Where-Is, With All Faults Sale. Buyer acknowledges and agrees as follows:

(a) During the Due Diligence Period, Buyer has conducted (or has waived its right to conduct), and shall continue to conduct, such Due Diligence as Buyer has deemed or shall deem necessary or appropriate.

(b) Except for Seller’s Warranties, the Property shall be sold, and Buyer shall accept possession of the Property on the Closing Date, “AS IS, WHERE IS, WITH ALL FAULTS”, with no right of setoff or reduction in the Purchase Price.

(c) Except for Seller’s Warranties, none of the Seller Parties have or shall be deemed to have made any verbal or written representations, warranties, promises or guarantees (whether express, implied, statutory or otherwise) to Buyer with respect to the Property, any matter set forth, contained or addressed in the Documents (including, but not limited to, the accuracy and completeness thereof) or the results of Buyer’s Due Diligence.

(d) Buyer shall independently confirm to its satisfaction all information that it considers material to its purchase of the Property or the Transaction except for Seller’s Warranties, upon which Buyer is entitled to rely.

In addition, Buyer expressly understands and acknowledges that it is possible that unknown Liabilities may exist with respect to the Property and that Buyer explicitly took that possibility into account in determining and agreeing to the Purchase Price, and that a portion of such consideration, having been bargained for between parties with the knowledge of the possibility of such unknown Liabilities shall be given in exchange for a full accord and satisfaction and discharge of all such Liabilities. Notwithstanding the foregoing, such acknowledgment is not intended to, and shall not be construed to, (i) effect any contractual assumption of liability as to matters which are not expressly assumed by Buyer in the documents executed by the parties in connection with the Transaction, or (ii) affect or impair any rights or remedies that Buyer may have against Seller as a result of a breach of any of Seller’s Warranties.

5.3           Termination of Agreement During Due Diligence Period. If Buyer, in its sole and absolute discretion, is not satisfied with the results of its Due Diligence during the Due Diligence Period, Buyer may terminate this Agreement by written notice to Seller at any time prior to 5:00 p.m. Eastern Time on the last day of the Due Diligence Period, and, in the event of such termination, Buyer shall have no further rights whatsoever to acquire all or any portion of the Property and neither Seller nor Buyer shall have any liability hereunder except for those obligations which expressly survive the termination of this Agreement and Buyer shall be entitled to the return of the Deposit. In the event Buyer fails to terminate this Agreement prior to 5:00 p.m. Eastern Time on the last day of the Due Diligence Period, Buyer shall be deemed to have waived its rights to terminate this Agreement in accordance with this Article 5. If after the expiration of the Due Diligence Period Buyer conducts further Due Diligence, Buyer acknowledges and agrees that Buyer shall have no further right to terminate this Agreement with respect to such further Due Diligence or otherwise in accordance with this Article 5 after the expiration of the Due Diligence Period, provided that the foregoing shall in no way limit or restrict Buyer’s other rights hereunder or otherwise.

5.4           Buyer’s Certificate. Buyer shall deliver to Seller at the Closing, a certificate in the form of Exhibit C attached hereto and incorporated herein by this reference.

ARTICLE 6 - ADJUSTMENTS AND PRORATIONS

The following adjustments and prorations shall be made at Closing:

6.1           Lease Rentals. All collected Rents shall be prorated between Seller and Buyer as of 12:01 a.m. on the Closing Date. Seller shall be entitled to all Rents attributable to any period prior to but not including the Closing Date. Buyer shall be entitled to all Rents attributable to any period on and after the Closing Date. Rents not collected as of the Closing Date shall not be prorated at the time of Closing. After Closing, Buyer shall make a good faith effort to collect any Rents not collected as of the Closing Date on Seller’s behalf and to tender the same to Seller upon receipt (which obligation of Buyer shall survive the Closing and not be merged therein); provided, however, that all Rents collected by Buyer on or after the Closing Date shall first be applied to all amounts due under the Leases at the time of collection (i.e., current Rents and sums due Buyer as the current owner and landlord) with the balance (if any) payable to Seller, but only to the extent of amounts delinquent and actually due Seller. Buyer shall not have an exclusive right to collect the sums due Seller under the Leases and Seller hereby retains its rights to pursue claims against any tenant under the Leases for sums due with respect to periods prior to the Closing Date; provided, however, that Seller (i) shall be required to notify Buyer in writing of its intention to commence or pursue such legal proceedings; (ii) shall only be permitted to commence or pursue any legal proceedings after the date which is ninety (90) days after Closing; and (iii) shall not be permitted to commence or pursue any legal proceedings against any tenant seeking eviction of such tenant or the termination of the underlying lease. The terms of the immediately preceding sentence shall survive the Closing and not be merged therein.

6.2           Other Revenues. Revenues from Property operations [other than Rents (which shall be prorated as provided in Subsection 6.1.1) and security deposits (which will be apportioned as provided in Section 6.6)] that are actually collected shall be prorated between Buyer and Seller as of 12:01 a.m. on the Closing Date. Seller shall be entitled to all such revenues attributable to any period to but not including the Closing Date and Buyer shall be entitled to all such revenues attributable to any period on and after the Closing Date. After Closing, Buyer shall make a good faith effort to collect any such revenues not collected as of the Closing Date on Seller’s behalf and to tender the same to Seller upon receipt (which obligation of Buyer shall survive the Closing and not be merged therein); provided, however, that all such revenues collected by Buyer on or after the Closing Date shall first be applied to all amounts due to Buyer at the time of collection (i.e., current sums due to Buyer as the current owner and landlord) with the balance (if any) payable to Seller, but only to the extent of amounts delinquent and actually due Seller. Buyer shall not have an exclusive right to collect such revenues and Seller hereby retains its rights to pursue claims against any parties for sums due with respect to periods prior to the Closing Date; provided, however, that Seller (i) shall be required to notify Buyer in writing of its intention to commence or pursue such legal proceedings; (ii) shall only be permitted to commence or pursue any legal proceedings after the date which is ninety (90) days after Closing; and (iii) shall not be permitted to commence or pursue any legal proceedings against any tenant seeking eviction of such tenant or the termination of the underlying lease. The terms of the immediately preceding sentence shall survive the Closing and not be merged therein.

6.3	Real Estate and Personal Property Taxes.

6.3.1           Proration of Ad Valorem Taxes. Buyer and Seller shall prorate ad valorem real estate and personal property taxes for the Property that are actually payable for the Closing Tax Year, based on the maximum discount available for early payment, and all such taxes payable for prior years shall be paid by Seller. There shall be no proration of ad valorem real estate or personal property taxes other than as set forth hereinabove and, as between Buyer and Seller, Buyer agrees that it shall be solely responsible for all such ad valorem real estate and personal property taxes due and payable after the Closing. The proration of the ad valorem real estate and personal property taxes actually due and payable during the Closing Tax Year shall be calculated as follows:

(a) Seller shall be responsible for that portion of such taxes equal to (i) the total such taxes due and payable during the Closing Tax Year, multiplied by (ii) a fraction, the numerator of which shall be the number of days in the Closing Tax Year prior to the Closing Date, and the denominator of which shall be 365; and

(b) Buyer shall be responsible for that portion of such taxes equal to (i) the total such taxes due and payable during the Closing Tax Year, multiplied by (ii) a fraction, the numerator of which shall be the number of days in the Closing Tax Year subsequent to and including the Closing Date, and the denominator of which shall be 365.

6.3.2           Insufficient Information. If, at Closing, the real estate and/or personal property tax rate and assessments have not been set for the taxes due and payable during the Closing Tax Year, then the proration of such taxes shall be based upon the rate and assessments for the preceding Tax Year, and such proration shall be adjusted between Seller and Buyer after Closing upon presentation of written evidence that the actual taxes due and payable during the Closing Tax Year differ from the amounts used at Closing and in accordance with the provisions of Section 6.8.

6.3.3           Special Assessments. Seller shall pay all installments of special assessments due and payable prior to the Closing Date and Buyer shall pay all installments of special assessments due and payable on and after the Closing Date; provided, however, that Seller shall not be required by the foregoing to pay any installments of special assessments which relate to projects that have not been completed in whole or in part as of the Closing Date.

6.3.4           Reassessments. In the event the Property has been assessed for property tax purposes at such rates as would result in reassessment (i.e., “escape assessment” or “roll-back taxes”) based upon the change in land usage or ownership of the Property on or after the Closing Date, Buyer hereby agrees to pay all such taxes and to indemnify and save Seller harmless from and against all Liabilities for such taxes. Such indemnity shall survive the Closing and not be merged therein.

6.4           Other Property Operating Expenses. Operating expenses for the Property shall be prorated as of 12:01 a.m. on the Closing Date. Seller shall pay all utility charges and other operating expenses attributable to the Property to, but not including the Closing Date (except for those utility charges and operating expenses payable by tenants in accordance with the Leases) and Buyer shall pay all utility charges and other operating expenses attributable to the Property on or after the Closing Date. To the extent that the amount of actual consumption of any utility services is not determined prior to the Closing Date, a proration shall be made at Closing based on the last available reading and post-closing adjustments between Buyer and Seller shall be made within twenty (20) days of the date that actual consumption for such pre-closing period is determined, which obligation shall survive the Closing and not be merged therein. Seller shall not assign to Buyer any deposits which Seller has with any of the utility services or companies servicing the Property. Buyer shall arrange with such services and companies to have accounts opened in Buyer’s name beginning at 12:01 a.m. on the Closing Date. Any accrued but unpaid amounts of sick leave, vacation days or paid time off attributable to Manager’s employees as of Closing (“PTO Time”) as set forth in a schedule reasonably approved by Seller and Buyer shall not be paid out by Seller at Closing; instead, Buyer shall assume all obligations for such PTO Time following Closing, and Buyer shall receive a credit against the Purchase Price for all such PTO Time assumed by Buyer.

6.5           Closing Costs. Buyer shall pay the costs and expenses associated with the following: (a) all costs of Buyer’s Due Diligence, including fees due its consultants and attorneys, (b) all lenders’ fees and other costs of any kind related to any financing to be obtained by Buyer, (c)  one-half of all escrow or closing charges, (d) all premiums and charges of the Title Company for all Owner’s Title Policies and any and all endorsements Buyer elects to have included in such Owner’s Title Policies, (e)  all recording and filing charges in connection with the instruments by which Seller conveys title to the Property, and (f) the cost of all surveys. Seller shall pay the following costs and expenses associated with the Transaction: (i) all fees due its attorneys, (ii) all costs incurred in connection with causing the Title Company to Remove any Required Removal Exceptions or to Remove any other Title Objections to the extent Seller specifically agrees in writing, at or prior to Closing, to cause Removal of such matter, it being understood for purposes of this sentence that nothing in this Agreement or any prior understanding or agreement of the parties shall be construed to obligate Seller to so Remove or agree to Remove any such matter, (iii) one-half of all escrow or closing charges, and (iv)  all transfer taxes, sales taxes, documentary stamp taxes and similar charges, if any, applicable to the transfer of the Property to Buyer. The obligations of the parties under this Section 6.5 shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.

6.6           Cash Security Deposits. At Closing, Seller shall give Buyer a credit against the Purchase Price in the aggregate amount of any cash security deposits then held by Seller under the Leases, except that non-refundable deposits shall be prorated by Seller and Buyer as rent paid over the term of the applicable Lease.

6.7           Apportionment Credit. In the event the apportionments to be made at the Closing result in a credit balance (a) to Buyer, such sum shall be paid at the Closing by giving Buyer a credit against the Purchase Price in the amount of such credit balance, or (b) to Seller, Buyer shall pay the amount thereof to Seller at the Closing by wire transfer of immediately available funds to the account or accounts to be designated by Seller for the payment of the Purchase Price.

6.8           Delayed Adjustment; Delivery of Operating and Other Statements. If at any time following the Closing Date, the amount of an item prorated or credited at Closing pursuant to this Article 6 shall prove to be incorrect (whether as a result of an error in calculation or a lack of complete and accurate information as of the Closing), the party in whose favor the error was made shall promptly pay to the other party the sum necessary to correct such error upon receipt of proof of such error, provided that such proof is delivered to the party from whom payment is requested on or before ninety (90) days after Closing (such period being referred to herein as the “Post Closing Adjustment Period”). In order to enable Seller to determine whether any such delayed adjustment is necessary, Buyer shall provide to Seller current operating and financial statements for the Property no later than the date one (1) month prior to the expiration of the Post-Closing Adjustment Period. The provisions of this Section 6.8 shall survive the Closing and not be merged therein.

ARTICLE 7 - CLOSING

Buyer and Seller hereby agree that the Transaction shall be consummated as follows:

7.1           Closing Date. Closing shall occur on the Closing Date, or such earlier date as may be agreed to by both parties. The parties shall conduct an escrow-style closing through the Title Company (or such other party selected by Buyer and Seller) so that it will not be necessary for any party to attend the Closing (Buyer and Seller shall endeavor to have pre-Closings to finalize and sign all documents not later than the day prior to Closing, and deliver such items to the escrow agent).

7.2           Title Transfer and Payment of Purchase Price. Provided all conditions precedent to Seller’s obligations hereunder have been satisfied, Seller agrees to convey the Property to Buyer upon confirmation of receipt of the Purchase Price by the Escrow Agent as set forth below. Provided all conditions precedent to Buyer’s obligations hereunder have been satisfied, Buyer agrees to pay the amount specified in Article 3 by timely delivering the same to the Escrow Agent no later than 2:00 p.m. Eastern Time on the Closing Date and requesting the Escrow Agent to deposit the same in Seller’s designated account by 3:00 p.m. Eastern Time on the Closing Date. In addition, for each full or partial day after 2:00 p.m. Eastern Time on the Closing Date that Buyer has not delivered the payment specified in Article 3 to the Escrow Agent, Buyer shall pay to Seller at Closing (and as a condition thereto) the greater of (a) an amount equal to one (1) day’s interest on the unpaid funds at the rate per annum equal to the “prime rate” as such rate is reported in the “Money Rates” section of The Wall Street Journal, as published and distributed in New York, New York, in effect from time to time, and (b) an amount equal to the per diem proration for one (1) day. Notwithstanding the foregoing; provided all conditions precedent to both Buyer and Seller’s obligations hereunder have been satisfied by no later than 12:00 noon on the Closing Date and subject to any provisions regarding extension of the Closing Date herein, Seller shall have the right to terminate this Agreement at any time if such payment is not received in Seller’s designated account by 5:00 p.m. Eastern Time on the Closing Date.

7.3           Seller’s Closing Deliveries. At the Closing, Seller shall deliver or cause to be delivered the following with respect to each Facility:

(a) Deed. A deed in the form of Exhibit D attached hereto and incorporated herein by this reference (“Deed”) executed and acknowledged by Seller.

(b) Bill of Sale. A bill of sale in the form of Exhibit E attached hereto and incorporated herein by this reference (“Bill of Sale”) executed by Seller.

(c) Assignment of Tenant Leases. An assignment and assumption of tenant leases, in the form of Exhibit F attached hereto and incorporated herein by this reference (“Assignment of Leases”) executed by Seller.

(d) Assignment of Intangible Property. An assignment and assumption of the Contracts and the Other Property Rights (to the extent the same are not transferred by the Deed, Bill of Sale or Assignment of Leases) in the form of Exhibit G attached hereto and incorporated herein by this reference (“Assignment of Intangible Property”) executed by Seller.

(e) Notice to Tenants. A single form letter in the form of Exhibit H attached hereto and incorporated herein by this reference, executed by Seller, duplicate copies of which shall be sent by Buyer after Closing to each tenant under the Leases.

(f) Non-Foreign Status Affidavit. A non-foreign status affidavit in the form of Exhibit I attached hereto and incorporated herein by this reference, as required by Section 1445 of the Internal Revenue Code, executed by Seller.

(g) Evidence of Authority. A certificate of an officer of Seller establishing to the reasonable satisfaction of the Title Company the authority of Seller to consummate the Transaction.

(h) Closing Statement. A Closing Statement in form reasonably agreed upon by the parties (the “Closing Statement”).

(i) Title Affidavit. A Seller’s Title Affidavit in the form of Exhibit J attached hereto and incorporated herein by this reference.

(j) Other Documents. Such other documents as may be reasonably required by the Title Company or as may be agreed upon by Seller and Buyer to consummate the Transaction.

(k) Tax Returns. If applicable, duly completed and signed real estate transfer tax or sales tax returns.

(l) Keys and Original Documents. Keys to all locks on the Real Property in Seller’s or Seller’s building manager’s possession and originals or, if originals are not available, copies, of all of the Property Documents, to the extent not previously delivered to Buyer.

The items to be delivered by Seller in accordance with the terms of this Section 7.3 shall be delivered to Escrow Agent no later than 5:00 p.m. Eastern Time on the last Business Day prior to the Closing Date, except that the items in the paragraph entitled “Keys and Original Documents” shall be delivered by Seller outside of escrow and shall be deemed delivered if the same are located at the Property on the Closing Date.

7.4           Buyer Closing Deliveries. At the Closing, Buyer shall deliver or cause to be delivered the following with respect to each Facility:

(a) Purchase Price. The Purchase Price, as adjusted for apportionments and other adjustments required under this Agreement, plus any other amounts required to be paid by Buyer at Closing.

(b) Assignment of Leases. The Assignment of Leases executed and acknowledged by Buyer.

(c) Assignment of Intangible Property. The Assignment of Intangible Property executed and acknowledged by Buyer.

(d) Buyer’s As-Is Certificate. The certificate of Buyer required under Article 5 hereof.

(e) Evidence of Authority. Documentation to establish to Seller’s reasonable satisfaction the due authorization of Buyer’s acquisition of the Property and Buyer’s execution of this Agreement and the documents required to be delivered by Buyer pursuant to this Agreement and the consummation of the Transaction.

(f) Closing Statement. The Closing Statement.

(g) Other Documents. Such other documents as may be reasonably required by the Title Company or may be agreed upon by Seller and Buyer to consummate the Transaction.

(h) Tax Returns. If applicable, duly completed and signed real estate transfer tax or sales tax returns.

The Purchase Price shall be paid in accordance with the terms of Section 7.2 hereof and the items to be delivered by Buyer in accordance with the terms of Subsections (b) and following of this Section 7.4 shall be delivered to Escrow Agent no later than 5:00 p.m. Eastern Time on the last Business Day prior to the Closing Date.

7.5           Termination Following Outside Closing Date. If Closing has not occurred by the Outside Closing Date as a result of a failure of a condition to closing set forth in Article 8 below, either Buyer or Seller may terminate this Agreement immediately upon written notice to the other so long as the failure of such condition to closing is not caused by a breach of this Agreement of the terminating party. Following such termination, any Deposit shall be returned to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement. In the event a condition to closing has not occurred as a result of a breach of this Agreement, then the parties shall have the rights and remedies set forth in Article 11 below.

ARTICLE 8 - CONDITIONS TO CLOSING

8.1           Conditions to Seller’s Obligations. Seller’s obligation to close the Transaction is conditioned on all of the following, any or all of which may be waived by Seller by an express written waiver, at its sole option:

(a) Representations True. All representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date except to the extent they expressly relate to an earlier date;

(b) Buyer’s Financial Condition. No petition has been filed by or against Buyer under the Federal Bankruptcy Code or any similar state or federal Law, whether now or hereafter existing; and

(c) Buyer’s Deliveries Complete. Buyer shall have delivered the funds required hereunder and all of the documents to be executed by Buyer as set forth in Section 7.4 and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement, to be performed or complied with by Buyer at or prior to the Closing.

8.2           Conditions to Buyer’s Obligations. Buyer’s obligation to close the Transaction is conditioned on all of the following, any or all of which may be expressly waived by Buyer in writing, at its sole option:

(a) Representations True. Subject to the provisions of Section 9.3, all representations and warranties made by Seller in this Agreement, as the same may be amended as provided in Section 9.3, shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date except to the extent that they expressly relate to an earlier date;

(b) Title Conditions Satisfied. At the time of the Closing, title to the Property shall be as provided in Article 4 of this Agreement; and

(c) Seller’s Deliveries Complete. Seller shall have delivered all of the documents and other items required pursuant to Section 7.3 and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement, to be performed or complied with by Seller at or prior to the Closing.

(d) Lender Requirements Fulfilled. All conditions imposed on Seller by Existing Lender and reasonably approved by Seller during the Approval Period relating to Buyer’s assumption of the Existing Property Debt at Closing shall have been fulfilled and/or delivered by Seller, as applicable.

(e) HSR Compliance. If Buyer determines in its reasonable discretion that the pre-merger filing requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”) apply to the transactions contemplated under this Agreement, then with respect to the requirements of the HSR Act, any filings required shall have been made, any approvals required shall have been obtained and/or any required waiting periods shall have elapsed. Buyer shall be required to notify Seller in writing prior to the expiration of the Due Diligence Period whether Buyer shall make any filings pursuant to the HSR Act; otherwise, this condition precedent shall be deemed waived by Buyer.

8.3         Waiver of Failure of Conditions Precedent. At any time or times on or before the date specified for the satisfaction of any condition, Seller or Buyer may elect in writing to waive the benefit of any such condition set forth in Section 8.1 or Section 8.2, respectively. By closing the Transaction, Seller and Buyer shall be conclusively deemed to have waived the benefit of any remaining unfulfilled conditions set forth in Section 8.1 and Section 8.2, respectively. In the event any of the conditions set forth in Section 8.1 or Section 8.2 are neither waived nor fulfilled, Seller or Buyer (as appropriate) may exercise such rights and remedies, if any, that such party may have pursuant to the terms of Article 11 hereof.

8.4         Approvals not a Condition to Buyer’s Performance. Subject to Buyer’s right to terminate this Agreement prior to the expiration of the Due Diligence Period in accordance with the terms of Article 5 hereof, Buyer acknowledges and agrees that its obligation to perform under this Agreement is not contingent upon Buyer’s ability to obtain any (a) governmental or quasi-governmental approval of changes or modifications in use or zoning, or (b) modification of any existing land use restriction, or (c) consents to assignments of any service contracts, management agreements or other agreements (other than the Lender Approval) which Buyer requests.

ARTICLE 9 - REPRESENTATIONS AND WARRANTIES

9.1         Buyer’s Representations. Buyer represents and warrants to, and covenants with, Seller as follows:

9.1.1 Buyer’s Authorization. Buyer (and as used in this Section 9.1.1, the term Buyer includes any general partners or managing members of Buyer) (a) is duly organized (or formed), validly existing and in good standing under the Laws of the State of Delaware, (b) is authorized to consummate the Transaction and fulfill all of its obligations hereunder and under all documents contemplated hereunder to be executed by Buyer, and (c) has all necessary power to execute and deliver this Agreement and all documents contemplated hereunder to be executed by Buyer, and to perform all of its obligations hereunder and thereunder. This Agreement and all documents contemplated hereunder to be executed by Buyer, have been duly authorized by all requisite partnership, corporate or other required action on the part of Buyer and are the valid and legally binding obligation of Buyer, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all documents contemplated hereunder to be executed by Buyer, nor the performance of the obligations of Buyer hereunder or thereunder will result in the violation of any Law or any provision of the organizational documents of Buyer or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Buyer is bound.

9.1.2 Buyer’s Financial Condition. No petition has been filed by or against Buyer under the Federal Bankruptcy Code or any similar state or federal Law.

9.1.3 Plan Assets; ERISA. Buyer is not an “employee benefit plan” subject to the provisions of Title I of ERISA or a “plan” subject to Section 4975 of the Code and Buyer is not using “plan assets” of any such employee benefit plan or plan to acquire the Property

9.2         Seller’s Representations. Seller represents and warrants to Buyer as follows (but Buyer acknowledges that each of the representations and warranties set forth throughout all of Section 9.2 are made solely by the entity that owns each Facility, respectively, and each party, as Seller, shall be liable and responsible only for such representations and warranties to the extent applicable to the Facility owned by that entity and no entity shall be liable or responsible for any misrepresentation or false warranty made by another entity with respect to any other Facility):

9.2.1 Seller’s Authorization. Seller (and as used in this Section 9.2.1, the term Seller includes any general partners or managing members of Seller) (a) is duly organized (or formed), validly existing and in good standing under the Laws of the State in which its Facility is located and, as and to the extent required by applicable Laws, under the Laws of the State in which the Facilities are located, (b) subject to obtaining the approvals described in Subsection 8.1(a), is authorized to consummate the Transaction and fulfill all of its obligations hereunder and under all documents contemplated hereunder to be executed by Seller, and (c) has all necessary power to execute and deliver this Agreement and all documents contemplated hereunder to be executed by Seller, and to perform all of its obligations hereunder and thereunder. Subject to obtaining the approvals described in Subsection 8.1(a), this Agreement and all documents contemplated hereunder to be executed by Seller, have been duly authorized by all requisite partnership, corporate or other required action on the part of Seller and are the valid and legally binding obligation of Seller, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all documents contemplated hereunder to be executed by Seller, nor the performance of the obligations of Seller hereunder or thereunder will result in the violation of any Law or any provision of the organizational documents of Seller or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Seller is bound.

9.2.2 Other Seller’s Representations.

(a)          Except as listed in Exhibit K attached hereto and incorporated herein by this reference, there are no outstanding judgments or current, pending or, to Seller’s Knowledge, pending litigation against Seller or with respect to the Property (including, but not limited to, condemnation proceedings against the Property) or, to Seller’s Knowledge, the existing manager of any Facility (each a “Manager”) with respect to the applicable Property.

(b)          The Contracts listed in Exhibit B attached hereto constitute all of the contracts and agreements to which Seller is a party and which relate to or affect the Property. As of the date of this Agreement, except for (i) the Contracts listed in Exhibit B attached hereto, (ii) the Leases, and (iii) the Permitted Exceptions, Seller has not entered into any contracts, subcontracts or agreements affecting the Property that will be binding upon Buyer after the Closing.

(c)          Except as listed in Exhibit K attached hereto, Seller has not received any written notice of default from any parties to the Contracts that has not been cured by Seller on or before the date hereof, and to Seller’s Knowledge no such default currently exists.

(d)          As of the date of this Agreement, the only tenants under signed leases at the Property are the tenants listed in Exhibit L attached hereto and incorporated herein by this reference; provided, however, that the foregoing is not intended (and shall not be construed) as a representation by Seller of the parties that are in actual possession of any portion of the Property since there may be subtenants, licensees or assignees that are in possession of portions of the Property of which Seller may not be aware.

(e)          Except as listed in Exhibit K attached hereto, as of the date of this Agreement and except for violations that have been cured, Seller has not received any written notice from any governmental authority with respect to the violation of any law, statute, or ordinance applicable to the Property, and to Seller’s Knowledge no such violation or violations currently exist.

(f)          As of the date of this Agreement, there are no currently effective leasing commission agreements with respect to the Property.

(g)          As of the date of this Agreement, except as set forth on Exhibit K attached hereto and except for defaults cured on or before the date hereof, neither Seller nor, to Seller’s Knowledge, any Manager has either (i) received any written notice from any tenant of the Property asserting or alleging that Seller is in default under such tenant’s Lease, or (ii) sent to any tenant of the Property any written notice alleging or asserting that such tenant is in default under such tenant’s Lease.

(h)          As of the date of this Agreement, the rent rolls attached as Exhibit L and incorporated herein by this reference (each, a “Rent Roll”), are each true, correct and complete in all material respects,; provided, however, that for the purposes hereof, each Rent Roll shall only be deemed to be materially inaccurate or incorrect if it is inaccurate or incorrect by more than two percent (2%) of the gross monthly income for the applicable Facility as set forth therein.

(i)          No Rents or Leases have been assigned, transferred or hypothecated by Seller, except by virtue of mortgage loan instruments which shall be paid in full by Seller at or prior to Closing, and except as set forth in Exhibit B attached hereto with respect to leasing commission agreements with respect to the Property.

(j)          The Personal Property to be transferred to Buyer is free and clear of liens, security interests and other encumbrances arising by, through or under Seller (other than equipment and/or vehicle leases affecting such Personal Property, as disclosed in the list of Contracts) and constitutes all of the material personal property used in connection with the operation of the Property.

(k)          Except as disclosed in the Title Commitments, as of the date of this Agreement and except as listed in Exhibit K attached hereto, as of the date of this Agreement, Seller has not received any written notice from any governmental agency that any special assessments are pending, noted or levied against the Property.

(l)          Except as disclosed in the Title Commitments, as of the date of this Agreement, Seller has not received any written notice of any proposed reassessments of the Property from the local taxing agencies that would, in the reasonable judgment of Seller, increase real property taxes or assessments against the Property.

(m)          No petition has been filed by Seller, nor, to Seller’s Knowledge, filed or threatened to be filed by any third party, nor has Seller received written notice of any petition filed against Seller, under the Federal Bankruptcy Code or any similar state or federal Law.

(n)          As of the date of this Agreement, except as listed in Exhibit K attached hereto and except for violations that have been cured, Seller has not received any written notice from any insurance company that carries any of Seller’s insurance with respect to the Property that any portion of the Property violates any building, fire, or health code, statute, ordinance, rule or regulation applicable to the Property.

(o)          There are no outstanding rights of first refusal, options or other agreements binding upon Seller whereby any individual or entity has the right to purchase all or any part of the Property.

(p)          Exhibit M attached hereto is a true and complete list of all Licenses held by the Seller, and/or to Seller’s Knowledge any Manager, with respect to the operation of each Property as an assisted living facility. As of the date of this Agreement and as updated as of Closing, and except as set forth on Exhibit K and otherwise except for violations that have been cured, Seller has not, and to Seller’s Knowledge no Manager has, received written notice that any applications, complaints or proceedings are pending, contemplated or, to Seller’s knowledge, threatened against Seller, the Licenses, or the Facility which may result in (i) the revocation, modification, non-renewal or suspense of any such Licenses, (ii) the denial of any pending application with respect to such Licenses, (iii) the issuance of any cease and desist order against the Facility, or (iv) the imposition of any fines, forfeitures or other administrative action with respect to the Facility or its operation as an assisted living facility.

(q)          Except with respect to the Properties and applicable programs set forth on Exhibit N, at no time during Seller’s ownership of the Property has the Property, directly or indirectly, been a provider in or reimbursed under any federally funded healthcare program or expense reimbursement program, such as Medicare or Medicaid. With respect to those reimbursement programs detailed in Exhibit N (“Governmental Payor Programs”),Seller has not received written notice of pending, threatened or possible investigation by, or loss of participation in, or any other claims with respect to any Governmental Payor Programs, and, to Seller’s Knowledge, there is no basis for any such notice.

(r)          Seller is not a “foreign person” within the meaning of Section 1445 of the Code and the Regulations issued thereunder.

(s)          During Seller’s ownership of the Property, Seller has not leased nor reserved for lease any unit at the property as an affordable housing unit or for low or moderate-income residents. To Seller’s Knowledge, the Property is not required to lease or reserve any unit or bedroom as an affordable housing unit or bedroom or for low- or moderate-income residents pursuant to a presently existing agreement or applicable Law.

(t)          Seller has delivered to Buyer the financial statements (including balance sheet and income statement) for Seller and the Property (the "Financial Statements") for the current calendar year through April 30, 2013. To Seller’s Knowledge, the Financial Statements are materially accurate and complete.

(u)          Except as listed in Exhibit K attached hereto, as of the date of this Agreement and except for violations that have been cured, Seller has not received any written notice of any defaults from Existing Lender with respect to the Existing Property Debt.

9.3 General Provisions.

9.3.1 No Representation As to Leases. Seller does not represent or warrant that any particular Lease or Leases will be in force or effect on the Closing Date or that the tenants will have performed their obligations thereunder.

9.3.2 Seller’s Warranties Deemed Modified. To the extent that Buyer knows or is deemed to know prior to the expiration of the Due Diligence Period that Seller’s Warranties are inaccurate, untrue or incorrect in any way, such Seller’s Warranties shall be deemed modified to reflect Buyer’s knowledge or deemed knowledge, as the case may be.

9.3.3 Notice of Breach; Seller’s Right to Cure. If after the expiration of the Due Diligence Period but prior to the Closing, Buyer or any Buyer’s Representative obtains actual knowledge that any of Seller’s Warranties are untrue, inaccurate or incorrect in any material respect, Buyer shall give Seller written notice thereof within five (5) Business Days of obtaining such knowledge (but, in any event, prior to the Closing). If at or prior to the Closing, Seller obtains actual knowledge that any of Seller’s Warranties are untrue, inaccurate or incorrect in any material respect, Seller shall give Buyer written notice thereof within five (5) Business Days of obtaining such knowledge (but, in any event, prior to the Closing). In either such event, Seller shall have the right to cure such misrepresentation or breach and shall be entitled to a reasonable adjournment of the Closing (not to exceed thirty (30) days) for the purpose of such cure. If Seller is unable to so cure any misrepresentation or breach, then Buyer, as its sole remedy for any and all such materially untrue, inaccurate or incorrect material representations or warranties, shall elect either (a) to waive such misrepresentations or breaches of representations and warranties and consummate the Transaction without any reduction of or credit against the Purchase Price, or (b) to terminate this Agreement by written notice given to Seller on the Closing Date, in which event this Agreement shall be terminated, any Deposit shall be returned to Buyer and, thereafter, neither party shall have any further rights or obligations hereunder except as provided in any section hereof that by its terms expressly provides that it survives any termination of this Agreement. If any of Seller’s Warranties are untrue, inaccurate or incorrect but are not, in the aggregate, untrue, inaccurate or incorrect in any material respect, Buyer shall be deemed to waive such misrepresentation or breach of warranty, and Buyer shall be required to consummate the Transaction without any reduction of or credit against the Purchase Price. The untruth, inaccuracy or incorrectness of Seller’s Warranties shall be deemed material only if Buyer’s aggregate damages resulting from the untruth, inaccuracy or incorrectness of Seller’s Warranties (in the aggregate with respect to all Facilities) are reasonably estimated to exceed Fifty Thousand and No/100ths Dollars ($50,000.00).

9.3.4 Survival; Limitation on Seller’s Liability. Seller’s Warranties shall survive the Closing and not be merged therein for a period of twelve (12) months and Seller shall only be liable to Buyer hereunder for a breach of Seller’s Warranties made herein or in any of the documents executed by Seller at the Closing with respect to which a claim is made by Buyer against Seller on or before the date which is twelve (12) months after the date of the Closing. Anything in this Agreement to the contrary notwithstanding, the maximum aggregate liability of Seller for breaches of Seller’s Warranties shall be limited as set forth in Section 15.14 hereof. Notwithstanding the foregoing, however, if the Closing occurs, Buyer hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity, under this Agreement or otherwise to make a claim against Seller for damages that Buyer may incur, or to rescind this Agreement and the Transaction, as the result of any of Seller’s Warranties being untrue, inaccurate or incorrect if (a) Buyer knew or is deemed to know that such representation or warranty was untrue, inaccurate or incorrect at the time of the Closing, or (b) Buyer’s damages as a result of such representations or warranties being untrue, inaccurate or incorrect are reasonably estimated to be less than Fifty Thousand and No/100ths Dollars ($50,000.00) (in the aggregate with respect to all Facilities).

ARTICLE 10 - COVENANTS

10.1       Buyer’s Covenants. Buyer hereby covenants as follows:

10.1.1 Confidentiality. Buyer acknowledges that any information heretofore or hereafter furnished to Buyer with respect to the Property has been and will be so furnished on the condition that Buyer maintain the confidentiality thereof. Accordingly, Buyer shall hold, and shall cause Buyer’s Representatives to hold, in strict confidence, and Buyer shall not disclose, and shall prohibit Buyer’s Representatives from disclosing, to any other person without the prior written consent of Seller until the Closing shall have been consummated, (a) the terms of the Agreement, (b) any of the information in respect of the Property delivered to or for the benefit of Buyer whether by any Buyer’s Representatives or by Seller or any of the Seller Parties, including, but not limited to, any information heretofore or hereafter obtained by Buyer or any Buyer’s Representatives in connection with its Due Diligence, and (c) the identity of Seller, and, if applicable, the identity of any direct or indirect owner of any beneficial interest in Seller. In addition, Buyer hereby agrees that, after Closing, it shall continue to hold, and shall cause Buyer’s Representatives to hold, the terms of this Agreement and the identity of Seller, and, if applicable, the identity of any direct or indirect owner of any beneficial interest in Seller in strict confidence, and Buyer shall not disclose, and shall prohibit Buyer’s Representatives from disclosing, such information to any other person without the prior written consent of Seller. In the event the Closing does not occur or this Agreement is terminated, Buyer shall promptly return to Seller all copies of documents containing any of such information without retaining any copy thereof or extract therefrom. Notwithstanding anything to the contrary hereinabove set forth, Buyer may disclose such information (i) on a need-to-know basis to its employees, members of professional firms serving it or potential lenders, (ii) as any governmental agency may require in order to comply with applicable Laws (including without limitation as may be necessary to apply for the Licenses needed for Buyer’s operation (or its designee’s operation) of the Facilities and as may be required by applicable Securities and Exchange Commission rules applicable to Buyer or its affiliates), or (iii) to the extent that such information is a matter of public record. The provisions of this Subsection 10.1.1 shall survive any termination of this Agreement for a period of two (2) years.

10.1.2 Buyer’s Indemnity. Buyer hereby agrees to indemnify, defend, and hold Seller and each of the other Seller Parties free and harmless from and against any and all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) arising out of or resulting from (a) the breach of the terms of Subsection 10.1.1 or (b) the entry on the Real Property and/or the conduct of any Due Diligence by Buyer or any of Buyer’s Representatives at any time prior to the Closing; provided, however, that Buyer’s obligations under this clause (b) shall not apply to the mere discovery of an pre-existing environmental or physical condition at the Property. The foregoing indemnity shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.

10.2       Seller’s Covenants. Seller hereby covenants as follows:

10.2.1     Service Contracts.

(a) Without Buyer’s prior consent, which consent shall not be unreasonably withheld or delayed, between the date hereof and the Closing Date Seller shall not extend, renew, replace or modify any Contract or enter into any new service contract or agreement unless such Contract, service contract or agreement (as so extended, renewed, replaced or modified) can be terminated by the owner of the Property without penalty on not more than thirty (30) days’ notice. Seller shall provide Buyer not less than three (3) Business Days’ prior written notice to provide its consent to any such contract, extension, renewal, replacement or modification. If Buyer fails to object in writing to any such proposed action within three (3) Business Days after receipt of the aforementioned notice, Buyer shall be deemed to have approved the proposed action. Buyer’s consent shall not be unreasonably withheld or delayed with respect to any such transaction that is proposed prior to the end of the Due Diligence Period, but thereafter, Buyer, in its sole and absolute discretion, shall be entitled to grant or withhold its consent with respect to any such transaction that is proposed between the end of the Due Diligence Period and the Closing.

(b) On or before the Closing, Seller shall terminate any management agreements currently in effect with respect to the Property at the sole cost and expense of Seller.

10.2.2 Maintenance of Property. Except to the extent Seller is relieved of such obligations by Article 12 hereof, between the date hereof and the Closing Date Seller shall maintain and keep the Property in a manner consistent with Seller’s past practices with respect to the Property; provided, however, that, subject to Buyer’s right to terminate this Agreement prior to the expiration of the Due Diligence Period in accordance with the terms of Article 5 hereof, Buyer hereby agrees that, except for breaches of, and except as otherwise set forth in, this Section 10.2.2, Buyer shall accept the Property subject to, and Seller shall have no obligation to cure, (a) any violations of Laws, or (b) any physical conditions that would give rise to violations of Laws, whether the same now exist or arise prior to Closing. Between the date hereof and the Closing Date, Seller will advise Buyer of any written notice Seller receives after the date hereof from any governmental authority of the violation of any Laws regulating the condition or use of the Property. Between the date hereof and the Closing Date, Seller will advise Buyer of any written notice Seller receives after the date hereof from any governmental authority of the violation of any Laws regulating the condition or use of the Property. In the event that, following the date hereof, Seller delivers Buyer a written notice of a violation of Laws regarding the condition or use of the Property, and the reasonably estimated cost to correct such violation is less than $50,000.00, then Seller shall be responsible to either (i) correct such violation prior to Closing, or (ii) if such violations are not corrected on or prior to Closing, credit to Buyer the reasonable cost to complete such violation, not to exceed $50,000.00. In the event that Seller delivers Buyer a written notice of a violation of Laws regarding the condition of the Property, and the reasonably estimated cost to correct such violation would exceed Fifty Thousand and No/100ths Dollars ($50,000.00), Seller shall have the right, but not the obligation, to either (A) cure such items, or (B) credit the Buyer the reasonable cost to complete such violation. In the event that Seller either elects not to cure such violation or credit Buyer the reasonable cost of such violation, Buyer shall have the right to terminate this Agreement by providing written notice to Seller prior to the earlier of (a) five (5) business days of receipt of such notice of violation, or (b) the Closing Date, in which event this Agreement shall be terminated, any Deposit shall be returned to Buyer and thereafter neither party shall have any further rights or obligations hereunder except as provided in any section hereof that by its terms expressly provides that it survives any termination of this Agreement.

10.2.3 Post Closing Records. Upon Buyer's request, for a period of one (1) year after Closing, Seller shall make the operating statements and any and all books, records, correspondence, financial data, Leases, delinquency reports and all other documents and matters maintained by Seller or its agents and relating to receipts and expenditures reasonably necessary to complete an audit pertaining to the Property for the three (3) most recent full calendar years and the interim period of the current calendar year (collectively, the “Records”) available to Buyer for inspection, copying and audit by Buyer's designated accountants, and at Buyer's expense. Seller shall provide Buyer, but without expense to Seller, with copies of, or access to, such factual and financial information as may be reasonably requested by Buyer or its designated accountants, and in the possession or control of Seller, to enable Buyer to file any filings required by the Securities and Exchange Commission (the “SEC”) in connection with the purchase of the Property. Seller understands and acknowledges that Buyer is required to file audited financial statements related to the Property with the SEC within seventy-one (71) days of the Closing Date and agrees to provide any Records on a timely basis to facilitate Buyer’s timely submission of such audited financial statements.

10.2.4 Survival. The provisions of this Section 10.2 shall survive the Closing (and not be merged therein) of this Agreement.

10.3 Mutual Covenants.

10.3.1 Publicity. Seller and Buyer each hereby covenant and agree that (a) prior to the Closing neither Seller nor Buyer shall issue any Release (as hereinafter defined) with respect to the Transaction without the prior consent of the other, except to the extent required by applicable Law, and (b) after the Closing, any Release issued by either Seller or Buyer shall be subject to the review and approval of both parties (which approval shall not be unreasonably withheld or delayed), except to the extent required by applicable Law. If either Seller or Buyer is required by applicable Law to issue a Release, such party shall, at least two (2) Business Days prior to the issuance of the same, deliver a copy of the proposed Release to the other party for its review. As used herein, the term “Release” shall mean any press release or public statement with respect to the Transaction or this Agreement.

10.3.2 Brokers. Seller and Buyer expressly acknowledge that Seller’s Broker has acted as the exclusive broker with respect to the Transaction and with respect to this Agreement. Seller shall pay any brokerage commission due to Seller’s Broker in accordance with the separate agreement between Seller and Seller’s Broker. Seller agrees to hold Buyer harmless and indemnify Buyer from and against any and all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) without regard to any limitation on the liability of Seller set forth in this Agreement, suffered or incurred by Buyer as a result of any claims by Seller’s Broker or any other party claiming to have represented Seller as broker in connection with the Transaction. Buyer agrees to hold Seller harmless and indemnify Seller from and against any and all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) suffered or incurred by Seller as a result of any claims by any party claiming to have represented Buyer as broker in connection with the Transaction other than Seller’s Broker.

10.3.3 Tax Protests, Tax Refunds and Credits. Seller shall have the right to continue and to control the progress of and to make all decisions with respect to any contest of the real estate taxes and personal property taxes for the Property due and payable during the Closing Tax Year and all prior Tax Years. Buyer shall have the right to control the progress of and to make all decisions with respect to any tax contest of the real estate taxes and personal property taxes for the Property due and payable during all Tax Years subsequent to the Closing Tax Year. All real estate and personal property tax refunds and credits received after Closing with respect to the Property shall be applied in the following order of priority: first, to pay the costs and expenses (including reasonable attorneys’ fees, expenses and disbursements) incurred in connection with obtaining such tax refund or credit; second, to pay any amounts due to any past or present tenant of the Property as a result of such tax refund or credit to the extent required pursuant to the terms of the Leases; and third, apportioned between Buyer and Seller as follows:

(a) with respect to any refunds or credits attributable to real estate and personal property taxes due and payable during the Closing Tax Year (regardless of the year for which such taxes are assessed), such refunds and credits shall be apportioned between Buyer and Seller in the manner provided in Section 6.3;

(b) with respect to any refunds or credits attributable to real estate and personal property taxes due and payable during any period prior to the Closing Tax Year (regardless of the year for which such taxes are assessed), Seller shall be entitled to the entire refunds and credits; and

(c) with respect to any refunds or credits attributable to real estate and personal property taxes due and payable during any period after the Closing Tax Year (regardless of the year for which such taxes are assessed), Buyer shall be entitled to the entire refunds and credits.

10.3.4 Survival. The provisions of this Section 10.3 shall survive the Closing (and not be merged therein) of this Agreement.

ARTICLE 11 - FAILURE OF CONDITIONS

11.1         To Seller’s Obligations. If, on or before the Closing Date, (i) Buyer is in default of any of its obligations hereunder, or (ii) any of Buyer’s material representations or warranties are untrue in any material respect, or (iii) the Closing otherwise fails to occur by reason of Buyer’s failure or refusal to perform its obligations hereunder in a prompt and timely manner, and such circumstance in (i), (ii) or (iii) continues for five (5) days after written notice from Seller to Buyer, which written notice shall detail such default, untruth or failure, as applicable, then Seller shall have the right, to elect, as its sole and exclusive remedy, to (a) terminate this Agreement by written notice to Buyer; or (b) waive the condition and proceed to close the Transaction. If this Agreement is so terminated, then Seller shall be entitled to the Deposit as liquidated damages, and thereafter neither party to this Agreement shall have any further rights or obligations hereunder other than any arising under any section herein which expressly provides that it survives the termination of this Agreement.

11.2         To Buyer’s Obligations. If, at the Closing, (i) Seller is in default of any of its obligations hereunder, or (ii) any of Seller’s material representations or warranties are untrue in any material respect, or (iii) the Closing otherwise fails to occur by reason of Seller’s failure or refusal to perform its obligations hereunder in a prompt and timely manner, and such circumstance in (i), (ii) or (iii) continues for five (5) days after written notice from Buyer to Seller, which written notice shall detail such default, untruth or failure, as applicable, Buyer shall have the right, to elect, as its sole and exclusive remedy, to choose one of the following remedies: (a) terminate this Agreement by written notice to Seller, promptly after which any Deposit shall be returned to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement, and in which case Seller will reimburse Buyer for its actual, out of pocket third party expenses incurred in connection with entering into this Agreement and pursuing the Transaction, and its due diligence investigation of the of the same, not to exceed Two Hundred Thousand and No/100ths Dollars ($200,000.00), or (b) waive the condition and proceed to close the Transaction, or (c) seek specific performance of this Agreement by Seller. As a condition precedent to Buyer exercising any right it may have to bring an action for specific performance hereunder, Buyer must commence such an action within ninety (90) days after the occurrence of Seller’s default. Buyer agrees that its failure to timely commence such an action for specific performance within such ninety (90) day period shall be deemed a waiver by it of its right to commence an action for specific performance as well as a waiver by it of any right it may have to file or record a notice of lis pendens or notice of pendency of action or similar notice against any portion of the Property.

ARTICLE 12 - CONDEMNATION/CASUALTY

12.1         Right to Terminate. If, after the date hereof, (a) any portion of any Facility is taken by condemnation or eminent domain (or is the subject of a pending taking which has not yet been consummated), or (b) any portion of any Facility is damaged or destroyed by casualty (excluding routine wear and tear), Seller shall notify Buyer in writing of such fact promptly after obtaining knowledge thereof. If any Facility is the subject of a Major Casualty/Condemnation that occurs after the date hereof, Buyer shall have the right to terminate this Agreement by giving written notice to Seller no later than ten (10) Business Days after the giving of Seller’s notice, and the Closing Date shall be extended, if necessary, to provide sufficient time for Buyer to make such election. The failure by Buyer to so elect in writing to terminate this Agreement within such ten (10) Business Day period shall be deemed an election not to terminate this Agreement. Buyer shall have no right to terminate this Agreement as to only one Facility; the Agreement must either remain in effect with respect to all Facilities or be terminated with respect to all Facilities, even though the Major Casualty/Condemnation may have affected only one Facility. If this Agreement is terminated pursuant to this Section 12.1, any Deposit shall be returned to Buyer and, thereafter, this Agreement shall terminate and neither party to this Agreement shall have any further rights or obligations hereunder other than any arising under any section herein which expressly provides that it shall survive the termination of this Agreement.

12.2         Allocation of Proceeds and Awards. If a condemnation or casualty occurs after the date hereof and this Agreement is not terminated as permitted pursuant to the terms of Section 12.1, then this Agreement shall remain in full force and effect, Buyer shall acquire the Property (or the remainder thereof) upon the terms and conditions set forth herein and at the Closing:

(a) if the awards or proceeds, as the case may be, have been paid to Seller prior to Closing, Buyer shall receive a credit at Closing equal to (i) the amount of any such award or proceeds on account of such condemnation or casualty, plus (ii) if a casualty has occurred and such casualty is an insured casualty, an amount equal to Seller’s deductible with respect to such casualty, less (iii) an amount equal to the Seller-Allocated Amounts; and

(b) to the extent that such award or proceeds have not been paid to Seller prior to Closing, (i) if a casualty has occurred and such casualty is an insured casualty, Buyer shall receive a credit at Closing equal to Seller’s deductible with respect to such casualty, less an amount equal to the Seller-Allocated Amounts, and (ii) Seller shall assign to Buyer at the Closing (without recourse to Seller) the rights of Seller to, and Buyer shall be entitled to receive and retain, such awards or proceeds; provided, however, that within one (1) Business Day after receipt of such awards or proceeds, Buyer shall pay to Seller an amount equal to the Seller-Allocated Amounts not previously paid to Seller.

12.3         Insurance. Seller shall maintain the property insurance coverage currently in effect for the Property, or comparable coverage, through the Closing Date.

12.4         Waiver. The provisions of this Article 12 supersede the provisions of any applicable Laws with respect to the subject matter of this Article 12.

ARTICLE 13 - ESCROW

The Deposit and any other sums (including, without limitation, any interest earned thereon) which the parties agree shall be held in escrow (herein collectively called the “Escrow Deposits”), shall be held by the Escrow Agent, in trust, and disposed of only in accordance with the following provisions:

13.1         Deposit. The Escrow Agent shall invest the Escrow Deposits in government insured interest-bearing instruments reasonably satisfactory to both Buyer and Seller, shall not commingle the Escrow Deposits with any funds of the Escrow Agent or others, and shall promptly provide Buyer and Seller with confirmation of the investments made.

13.2         Delivery. If the Closing occurs, the Escrow Agent shall deliver the Escrow Deposits to, or upon the instructions of, Seller on the Closing Date.

13.3         Failure of Closing. If for any reason the Closing does not occur, the Escrow Agent shall deliver the Escrow Deposits to Seller or Buyer only upon receipt of a written demand therefor from such party, subject to the following provisions of this Section 13.3. If for any reason the Closing does not occur and either party makes a written demand upon the Escrow Agent for payment of the Escrow Deposits, the Escrow Agent shall give written notice to the other party of such demand. If the Escrow Agent does not receive a written objection from the other party to the proposed payment within ten (10) days after the giving of such notice, the Escrow Agent is hereby authorized to make such payment. If the Escrow Agent does receive such written objection within such period, the Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court.

13.4         Stakeholder. The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and that the Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any Liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller or Buyer resulting from the Escrow Agent’s mistake of law respecting the Escrow Agent’s scope or nature of its duties. Seller and Buyer shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred in connection with the performance of the Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by the Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of the Escrow Agent.

13.5         Taxes. Notwithstanding any provision of this Agreement to the contrary, all interest earned on the Escrow Deposits shall be the property of Buyer and shall be paid to Buyer at such time as the Escrow Deposit is distributed by Escrow Agent to Buyer or Seller. Buyer shall pay any income taxes on any interest earned on the Escrow Deposits. Buyer represents and warrants to the Escrow Agent that its taxpayer identification number is 27-3305944.

13.6         Execution By Escrow Agent. The Escrow Agent has executed this Agreement in the place indicated on the signature page hereof in order to confirm that the Escrow Agent has received and shall hold the Escrow Deposits, in escrow, and shall disburse the Escrow Deposits pursuant to the provisions of this Article 13.

ARTICLE 14 - Lease Expenses

14.1         Leasing. Between the date hereof and the Closing Date, Seller shall not change its current leasing or management practices without the prior written approval of Buyer, which approval shall not be unreasonably withheld or delayed. Seller shall provide Buyer with information outlining any such proposed changes to such leasing or management practices, and Buyer shall have three (3) Business Days to provide written approval or disapproval of such proposed changes; provided, however, that failure of Buyer to respond within such three (3) Business Day period shall be deemed to constitute approval of such proposed changes. Between the date hereof and the Closing Date, Seller will cause vacant apartment units at the Property to be “made ready” for reletting and occupancy in accordance with Seller’s current standards and timetable for turning units over. It is not the intention of Seller to have all of the vacant units “made ready” as of the Closing Date, but only those units that would have been “made ready” in the ordinary course of business.

14.2         Lease Enforcement. Until Closing Seller shall have the right, but not the obligation (except to the extent that Seller’s failure to act shall constitute a waiver of such rights or remedies), to enforce the rights and remedies of the landlord under any Lease, by summary proceedings or otherwise (including, without limitation, the right to remove any tenant), and to apply all or any portion of any security deposits then held by Seller toward any loss or damage incurred by Seller by reason of any defaults by tenants, and the exercise of any such rights or remedies shall not affect the obligations of Buyer under this Agreement in any manner or entitle Buyer to a reduction in, or credit or allowance against, the Purchase Price or give rise to any other claim on the part of Buyer.

ARTICLE 15 - MISCELLANEOUS

15.1         Buyer’s Assignment. Buyer shall have the right to cause Seller to convey the Property to an Affiliate of Buyer (as defined herein) and or any of the Identified SPEs (as defined herein), and which assignee shall be designated in writing by Buyer by the delivery to Seller of a written assignment of this Agreement pursuant to which Buyer's obligations hereunder are expressly assumed by such assignee and by delivery to Seller of evidence reasonably satisfactory to Seller of the valid legal existence of Buyer's assignee, its qualification (if necessary) to do business in the jurisdiction in which the Property is located and of the authority of Buyer's assignee to execute and deliver any and all documents required of Buyer under the terms of this Agreement, which items shall be received by Seller not less than three (3) Business Days prior to the Closing Date. As used herein, the term “Affiliate” shall mean any one or more entities directly or indirectly controlled by, in control of or under common control with Buyer. Notwithstanding the foregoing, the exercise of such right by Buyer shall not relieve Buyer of any of its obligations and liabilities hereunder including obligations and liabilities which survive the Closing or the termination of this Agreement, nor shall any such assignment alter, impair or relieve such assignee from the waivers, acknowledgements and agreements of Buyer set forth herein, including, but not limited to, those set forth in Article 5, Article 9 and Article 10 hereof, all of which are binding upon the assignee of Buyer. Except as expressly provided to the contrary by the immediately preceding sentence, Buyer shall not assign this Agreement or its rights hereunder to any individual or entity without the prior written consent of Seller, which consent Seller may grant or withhold in its sole and absolute discretion, and any such assignment shall be null and void ab initio. In the event of any permitted assignment by Buyer, any assignee shall assume any and all obligations and liabilities of Buyer under this Agreement but, notwithstanding such assumption, Buyer shall continue to be liable hereunder. As used herein, the term “Identified SPEs” include the following Delaware limited liability companies: (i) ARHC ATASHNC01, LLC, (ii) ARHC ATATHGA01, LLC, (iii) ARHC ATATLGA01, LLC, (iv) ARHC ATDECGA01, LLC, (v) ARHC ATKNOTN01, LLC, (vi) ARHC ATLARFL01, LLC, (vii) ARHC BTFMYFL01, LLC , (viii) ARHC BTNAPFL01, LLC, and (ix) ARHC ATDECGA02, LLC.

15.2         Designation Agreement. Section 6045(e) of the United States Internal Revenue Code and the regulations promulgated thereunder (herein collectively called the “Reporting Requirements”) require an information return to be made to the United States Internal Revenue Service, and a statement to be furnished to Seller, in connection with the Transaction. Escrow Agent is either (i) the person responsible for closing the Transaction (as described in the Reporting Requirements) or (ii) the disbursing title or escrow company that is most significant in terms of gross proceeds disbursed in connection with the Transaction (as described in the Reporting Requirements). Accordingly:

(a) Escrow Agent is hereby designated as the “Reporting Person” (as defined in the Reporting Requirements) for the Transaction. Escrow Agent shall perform all duties that are required by the Reporting Requirements to be performed by the Reporting Person for the Transaction.

(b) Seller and Buyer shall furnish to Escrow Agent, in a timely manner, any information requested by Escrow Agent and necessary for Escrow Agent to perform its duties as Reporting Person for the Transaction.

(c) Escrow Agent hereby requests Seller to furnish to Escrow Agent Seller’s correct taxpayer identification number. Seller acknowledges that any failure by Seller to provide Escrow Agent with Seller’s correct taxpayer identification number may subject Seller to civil or criminal penalties imposed by law. Accordingly, Seller hereby certifies to Escrow Agent, under penalties of perjury, that the correct taxpayer identification numbers for the entities comprising Seller are as follows:

(i)	SHP III/ARBOR ASHEVILLE, LLC: 20 4218639
(ii)	SHP III/ARBOR ATHENS, LLC: 20 4218469
(iii)	SHP III/ARBOR CASCADE, LLC: 20 4218598
(iv)	SHP III/ARBOR DECATUR, LLC: 20 4218556
(v)	SHP III/ARBOR KNOXVILLE, LLC: 20 4218388
(vi)	SHP III BARRINGTON TERRACE, LLC: 20 4504921
(vii)	SHP III HERON FORT MYERS, LLC: 20 4021236
(viii)	SHP III HERON NAPLES, LLC: 20 4021236
(ix)	SHP III LAWRENCEVILLE, LLC : 26 2426702

(d) Each of the parties hereto shall retain this Agreement for a period of four (4) years following the calendar year during which Closing occurs.

15.3         Survival/Merger. Except for the provisions of this Agreement which are explicitly stated to survive the Closing, (a) none of the terms of this Agreement shall survive the Closing, and (b) the delivery of the Deed and any other documents and instruments by Seller and the acceptance thereof by Buyer shall effect a merger, and be deemed the full performance and discharge of every obligation on the part of Buyer and Seller to be performed hereunder.

15.4         Integration; Waiver. This Agreement, together with the Exhibits hereto, embodies and constitutes the entire understanding between the parties with respect to the Transaction and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument. No waiver by either party hereto of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

15.5         Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Georgia.

15.6         Captions Not Binding; Exhibits. The captions in this Agreement are inserted for reference only and in no way define, describe or limit the scope or intent of this Agreement or of any of the provisions hereof. All Exhibits attached hereto shall be incorporated by reference as if set out herein in full.

15.7         Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

15.8         Severability. If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

15.9         Notices. Any notice, request, demand, consent, approval and other communications under this Agreement shall be in writing, and shall be deemed duly given or made at the time and on the date when received by email (provided that the sender of such communication shall orally confirm receipt thereof by the appropriate parties and send a copy of such communication to the appropriate parties by one of the other permitted methods within one (1) Business Day of such email) or when personally delivered as shown on a receipt therefor (which shall include delivery by a nationally recognized overnight delivery service such as Federal Express, UPS Next Day Air, Purolator Courier or Airborne Express), to the address for each party set forth below. Any party, by written notice to the other in the manner herein provided, may designate an address different from that set forth below.

If to Buyer:	American Realty Capital V, LLC
405 Park Avenue, 15th Floor
New York, New York 10022
Attention: Edward M Weil., Jr.
Telephone No.: 877.373.2522
Email: mweil@arlcap.com

with a copy to:	American Realty Capital V, LLC
405 Park Avenue, 15th Floor
New York, New York 10022
Attention: Jesse Galloway
Telephone No.: 877.373.2522
Email: jgalloway@arlcap.com

with a copy (which will	Foley & Lardner LLP
not constitute notice) to:	111 North Orange Avenue
Suite 1800
Orlando, Florida 32801
Attention: Michael A. Okaty
Telephone No.: 407.423.7656
Email: mokaty@foley.com

If to Seller:	SHP III/ARBOR ASHEVILLE, LLC
SHP III/ARBOR ATHENS, LLC
SHP III/ARBOR CASCADE, LLC
SHP III/ARBOR DECATUR, LLC
SHP III/ARBOR KNOXVILLE, LLC
SHP III BARRINGTON TERRACE, LLC
SHP III HERON FORT MYERS, LLC
SHP III HERON NAPLES, LLC
SHP III LAWRENCEVILLE, LLC
c/o Prudential Real Estate Investors
3348 Peachtree Road, Suite 1100
Atlanta, GA 30326
Attention: John W. Dark
Telephone No.: 404.704.3778
Email: john.dark@prudential.com

with a copy to:	The Prudential Insurance Company of America
PREI Law Department
7 Giralda Farms
Madison, NJ 07940
Attention: Law Department (Joan N. Hayden)
Telephone No.: 973.683.1772
Email: joan.hayden@prudential.com

with a copy to:	Alston & Bird LLP
1201 West Peachtree Street
Atlanta, Georgia 30309-3424
Attention: Mark C. Rusche, Esq.
Telephone No.: 404.881.7281
Email: mark.rusche@alston.com

15.10         Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

15.11         No Recordation. Seller and Buyer each agrees that neither this Agreement nor any memorandum or notice hereof shall be recorded and Buyer agrees (a) not to file any notice of pendency or other instrument (other than a judgment) against the Property or any portion thereof in connection herewith and (b) to indemnify Seller against all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller by reason of the filing by Buyer of such notice of pendency or other instrument. Notwithstanding the foregoing, if the same is permitted pursuant to applicable Laws, Buyer shall be entitled to record a notice of lis pendens if Buyer is entitled to seek (and is actually seeking) specific performance of this Agreement by Seller in accordance with the terms of Section 11.2 hereof.

15.12         Additional Agreements; Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto shall execute and deliver such documents as the other party shall reasonably request in order to consummate and make effective the Transaction; provided, however, that the execution and delivery of such documents by such party shall not result in any additional liability or cost to such party.

15.13         Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendment hereof or Exhibit hereto.

15.14         Maximum Aggregate Liability. Notwithstanding any provision to the contrary contained in this Agreement or any documents executed by Seller pursuant hereto or in connection herewith, the maximum aggregate liability of each party that comprises Seller and the maximum aggregate amount which may be awarded to and collected by Buyer, in connection with the Transaction, the Property, under this Agreement and under any and all documents executed pursuant hereto or in connection herewith (including, without limitation, in connection with the breach of any of Seller’s Warranties for which a claim is timely made by Buyer) shall not exceed (i) One Million and No/100 Dollars ($1,00,000.00) per Facility (i.e. per Seller), or (ii) Four Million and No/100 Dollars ($4,000,000.00) in the aggregate (for all Facilities and all Sellers). The provisions of this section shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.

15.15         Time of The Essence. Time is of the essence with respect to this Agreement.

15.16         Waiver of Jury Trial. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY PROCEEDINGS BROUGHT BY THE OTHER PARTY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE TRANSACTION, THIS AGREEMENT, THE PROPERTY OR THE RELATIONSHIP OF BUYER AND SELLER HEREUNDER. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING (AND NOT BE MERGED THEREIN) OR ANY EARLIER TERMINATION OF THIS AGREEMENT.

15.17         Facsimile Signatures. Signatures to this Agreement transmitted by telecopy shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver an execution original to this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that each party to this Agreement shall be bound by its own telecopied signature and shall accept the telecopied signature of the other party to this Agreement.

15.18         Jurisdiction. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THE TRANSACTION, THIS AGREEMENT, THE PROPERTY OR THE RELATIONSHIP OF BUYER AND SELLER HEREUNDER (“PROCEEDINGS”) EACH PARTY IRREVOCABLY (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE COUNTY OF NEW CASTLE, STATE OF DELAWARE AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND (B) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDINGS BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT SUCH PROCEEDINGS HAVE BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDINGS, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING (AND NOT BE MERGED THEREIN) OR ANY EARLIER TERMINATION OF THIS AGREEMENT.

[Remainder of page intentionally left blank;

Signature pages follow]

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed on its behalf on the day and year first above written.

SELLER:

SHP III/ARBOR ASHEVILLE, LLC,
a Delaware limited liability company

By:	Senior Housing Partners III, L.P., a Delaware limited partnership, its Sole Member

	By:	Senior Housing Partners III, L.L.C,
a Delaware limited liability company,
its General Partner

		By:	Prudential Investment Management, Inc., a New Jersey corporation, its Managing Member

			By:	/s/ John W. Dark
John W. Dark
Vice-President

[Signatures Continued on Next Page]

SHP III/ARBOR ATHENS, LLC,
a Delaware limited liability company

By:	Senior Housing Partners III, L.P., a Delaware limited partnership, its Sole Member

	By:	Senior Housing Partners III, L.L.C,
a Delaware limited liability company,
its General Partner

		By:	Prudential Investment Management, Inc., a New Jersey corporation, its Managing Member

			By:	/s/ John W. Dark
John W. Dark
Vice-President

SHP III/ARBOR CASCADE, LLC,
a Delaware limited liability company

By:	Senior Housing Partners III, L.P., a Delaware limited partnership, its Sole Member

	By:	Senior Housing Partners III, L.L.C,
a Delaware limited liability company,
its General Partner

		By:	Prudential Investment Management, Inc., a New Jersey corporation, its Managing Member

			By:	/s/ John W. Dark
John W. Dark
Vice-President

[Signatures Continued on Next Page]

SHP III/ARBOR DECATUR LLC,
a Delaware limited liability company

By:	Senior Housing Partners III, L.P., a Delaware limited partnership, its Sole Member

	By:	Senior Housing Partners III, L.L.C,
a Delaware limited liability company,
its General Partner

		By:	Prudential Investment Management, Inc., a New Jersey corporation, its Managing Member

			By:	/s/ John W. Dark
John W. Dark
Vice-President

SHP III/ARBOR KNOXVILLE, LLC,
a Delaware limited liability company

By:	Senior Housing Partners III, L.P., a Delaware limited partnership, its Sole Member

	By:	Senior Housing Partners III, L.L.C,
a Delaware limited liability company,
its General Partner

		By:	Prudential Investment Management, Inc., a New Jersey corporation, its Managing Member

			By:	/s/ John W. Dark
John W. Dark
Vice-President

[Signatures Continued on Next Page]

SHP III BARRINGTON TERRACE, LLC,
a Delaware limited liability company

By:	Senior Housing Partners III, L.P., a Delaware limited partnership, its Sole Member

	By:	Senior Housing Partners III, L.L.C,
a Delaware limited liability company,
its General Partner

		By:	Prudential Investment Management, Inc., a New Jersey corporation, its Managing Member

			By:	/s/ John W. Dark
John W. Dark
Vice-President

SHP III HERON FORT MYERS, LLC,
a Delaware limited liability company

By:	Senior Housing Partners III, L.P., a Delaware limited partnership, its Sole Member

	By:	Senior Housing Partners III, L.L.C,
a Delaware limited liability company,
its General Partner

		By:	Prudential Investment Management, Inc., a New Jersey corporation, its Managing Member

			By:	/s/ John W. Dark
John W. Dark
Vice-President

[Signatures Continued on Next Page]

SHP III HERON NAPLES, LLC,
a Delaware limited liability company

By:	Senior Housing Partners III, L.P., a Delaware limited partnership, its Sole Member

	By:	Senior Housing Partners III, L.L.C,
a Delaware limited liability company,
its General Partner

		By:	Prudential Investment Management, Inc., a New Jersey corporation, its Managing Member

			By:	/s/ John W. Dark
John W. Dark
Vice-President

SHP III LAWRENCEVILLE LLC,
a Georgia limited liability company

By:	Senior Housing Partners III, L.P., a Delaware limited partnership, its Sole Member

	By:	Senior Housing Partners III, L.L.C,
a Delaware limited liability company,
its General Partner

		By:	Prudential Investment Management, Inc., a New Jersey corporation, its Managing Member

			By:	/s/ John W. Dark
John W. Dark
Vice-President

[Signatures Continued on Next Page]

BUYER:

AMERICAN REALTY CAPITAL V, LLC,
a Delaware limited liability company

By:	/s/ Edward M. Weil, Jr.
Edward M. Weil, Jr.
Title:	President

Date:		, 2013

The undersigned has executed this Agreement solely to confirm its agreement to (i) hold the Escrow Deposits in escrow in accordance with the provisions hereof and (ii) comply with the provisions of Article 13 and Section 15.2.

ESCROW AGENT:

STEWART TITLE GUARANTY COMPANY

By:	/s/ Annette M. Comer
	Name:	Annette M. Comer
	Title:	Vice President

Date: May 24, 2013

EXHIBIT A-1

LEGAL DESCRIPTION (Asheville)

Beginning at an existing iron pin, said iron pin being located at the intersection of the western margin of U.S. Hwy. 25-A (Sweeten Creek Road) and the northern margin of Rathfamham Road, said iron pin also being located North 17 degrees, 12 minutes 10 seconds West 32.73’ from an existing railroad spike at the northeastern corner of Tract 3 of the property as conveyed in Deed Book 1317, at page 50 in the Buncombe County Registry, said iron pin also being located North 10 degrees, 50 minutes, 59 seconds West, 4294.86 feet from NCGS “Royal Pines” which has NAD 83 Grid Coordinates of N-646, 116.88’ and E-953, 601.89’ and runs thence from said beginning point now established South 76 degrees, 54 minutes, 43 seconds West 199.96 feet to an iron pin, thence South 7 degrees, 53 minutes, 17 seconds East 9.64 feet to an iron pin; thence South 61 degrees, 26 minutes, 43 seconds West 93.10 feet to an iron pin; thence South 51 degrees, 13 minutes, 43 seconds West 20.68 feet to an existing iron pin; thence with the eastern line of Ravencroft Condominiums as found in Plat Book 50, at page 84 in the Buncombe County Registry, North 18 degrees, 55 minutes, 54 seconds West, 462.57 feet to an existing iron pin; thence with the southern boundary of the property as conveyed to Sweeten Creek Apartments, LLC, as found in Deed Book 2079, at page 389 in the Buncombe County Registry North 77 degrees, 03 minutes, 43 seconds East 414.31 feet to an existing iron pin; thence North 77 degrees 03 minutes 43 seconds East 14.76 feet to an existing iron pin located at the edge of the pavement of U.S. Highway 25-A; thence with the margin of the pavement South 4 degrees, 21 minutes, 17 seconds East 208.95 feet to an existing nail; thence leaving the margin of the road South 76 degrees, 59 minutes, 43 seconds West 22.69 feet to an iron pin; thence South 8 degrees 04 minutes, 17 seconds East 209.95 feet to the point and place of Beginning. Containing 3.579 acres, according to a survey by Cipar, Ingle, Anders & Associates, Inc., Job # 7191.

Also conveyed herewith are the following tracts, without warranties of title:

Being all the grantors, right, title and interest in and to the following described parcel, the first lying west on U.S. Highway 25-A and the second lying to the North of Rathfarmham Road.

Tract 1:

BEGINNING at an iron stake located at the southeastern most corner of the property described above located at the intersection of the western margin of U.S. Highway 25-A and the northern margin of Rathfarnham Road and runs hence from said beginning point in a northerly direction and with the parcel above described North 8 degrees, 04 minutes, 17 seconds West 209.95 feet to an iron pin; thence North 76 degrees, 59 minutes, 43 seconds East 22.69 feet to an existing nail in the western margin of U.S. Highway 25-A; thence with the margin of the pavement of said highway South 3 degrees, 56 minutes, 23 seconds East 96.05 feet to a point; thence South 4 degrees, 12 minutes 13 seconds East, 89.15 feet to a point; thence South 1 degree, 12 minutes, 09 seconds East 11.59 feet to a point; thence South 13 degrees, 47 minutes, 25 seconds West 10.64 feet to a point; thence South 25 degrees, 39 minutes, 26 seconds West 7.21 feet to a point; thence North 63 degrees, 07 minutes, 22 seconds West, 0.39 feet to the point and place of Beginning. Containing 0.072 acres and shown as Tract 1 on the above referred to plat.

A-1 – Page 1

Tract 2:

BEGINNING at an iron stake located at the southeastern most corner of the 3.579 acres described above, also located at the intersection of the western margin of U.S. Highway 25-A and the northern margin of Rathfarnham Road and runs thence from said beginning point in a westerly direction with the 3.579 acres parcel described above South 76 degrees, 54 minutes, 43 seconds West 199.96 feet to an iron pipe, thence South 7 degrees, 53 minutes, 17 seconds East 9.64 feet to an existing iron pipe; thence South 61 degrees, 26 minutes, 43 seconds West 93.10 feet to an iron pipe; thence South 51 degrees, 13 minutes, 43 seconds West 20.68 feet to an iron pin, a corner of the Ravencroft Condominium property as shown in Plat Book 50, at page 84 in Buncombe County Registry, thence leaving the Ravencroft Condominium property and runs South 34 degrees, 24 minutes, 29 seconds East, 7.11 feet to a point in the margin of the pavement of Rathfarnham Road, thence with Rathfarnham Road the next eighteen (18) calls and distances, North 55 degrees, 54 minutes, 07 seconds East 7.00 feet to a point; thence North 56 degrees, 20 minutes, 39 seconds East 20.49 feet to a point; thence North 57 degrees, 58 minutes, 45 seconds East, 14.12 feet to a point; thence North 60 degrees, 42 minutes, 33 seconds East, 17.09 feet to a point; thence North 62 degrees, 38 minutes, 12 seconds East, 12.48 feet to a point; thence North 64 degrees, 47 minutes, 27 seconds East 18.19 feet to a point; thence North 67 degrees, 28 minutes, 31 seconds East 32.56 feet to a point; thence North 71 degrees, 16 minutes, 15 seconds East, 14.57 feet to a point; thence North 71 degrees, 13 minutes, 20 seconds East, 13.58 feet to a point; thence North 72 degrees, 11 minutes, 25 seconds East. 24.22 feet to a point; thence North 75 degrees, 19 minutes, 46 seconds East, 34.75 feet to a point; thence North 75 degrees, 47 minutes, 03 seconds East 28.60 feet to a point; thence North 76 degrees, 54 minutes, 59 seconds East, 34.58 feet to a point; thence North 73 degrees, 11 minutes, 12 seconds East 20.11 feet to a point; thence North 63 degrees, 31 minutes, 24 seconds East, 6.18 feet to a point; thence North 51 degrees, 36 minutes, 13 seconds East, 3.98 feet to a point; thence North 42 degrees, 40 minutes, 54 seconds East 6.51 feet to a point; thence North 33 degrees, 18 minutes, 10 seconds East 5.91 feet to a point; thence North 63 degrees, 07 minutes, 22 seconds West, 0.39 feet to the point and place of BEGINNING. Containing 0.083 acres and shown as Tract 2 on the above referred to plat.

A-1 – Page 2

EXHIBIT A-2

LEGAL DESCRIPTION (Athens)

TRACT 1

ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING in GMD 241 of Athens, Clarke County, Georgia, and being more particularly described as follows:

Commence at a point at the Southeasterly corner of the terminus of the right-of-way margin of Crane Drive (60 foot right-of-way); thence run North 23°22’36” West for a distance of 478.79 feet to an iron pin, said point being the True Point of Beginning; thence run North 23°22’36” West for a distance of 342.21 feet to an iron pin; thence run North 33°37’07” East for a distance of 229.98 feet to an iron pin; thence run North 42°34’13” East for a distance of 23.07 feet to an iron pin on the Southwesterly right-of-way margin of Mall Connector Road (as per Deed Book 1847, Page 87, 60 foot right-of-way), said point being the point of a curve to the right having a radius of 218.88 feet and an arc distance of 105.55 feet; thence run along said curve to the right and along said right-of-way margin a chord bearing of South 43°31’10” East and a chord distance of 104.53 feet to an iron pin; thence run South 29°42’16” East along said right-of-way margin for a distance of 202.32 feet to an iron pin, said point being the point of a curve to the left having a radius of 124.18 feet and an arc distance of 96.00; thence run along said curve to the left and along said right-of-way margin a chord bearing of South 51°51’03” East and a chord distance of 93.62 feet to an iron pin; thence run South 15°20’40” East for a distance of 66,88 feet to an iron pin; thence run South 74°39’20” West for a distance of 140.00 feet to an iron pin; thence run South 15°20’40” East for a distance of 49.18 feet to an iron pin; thence run South 66°37’24” West for a distance of 162.02 feet to a point and back to the True Point of Beginning.

Containing 109445.89 sq. ft or 2.51 acres more or less.

TRACT 2

ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING in GMD 241 of Athens, Clarke County, Georgia, and being more particularly described as follows:

Commence at a point at the Southeasterly Corner of the terminus of the right-of-way margin of Crane Drive (60 foot right-of-way); thence run North 23°22’36” West for a distance of 478.79 feet to an iron pin; thence run North 23°22’36” West for a distance of 342.21 feet to an iron pin; thence run North 33°37’07” East for a distance of 229.98 feet to an iron pin; thence run North 42°34’13” East for a distance of 23.07 feet to an iron pin on the Southwesterly right-of-way margin of Mall Connector Road (as per Deed Book 1847, Page 87, 60 foot right-of-way); thence run North 42°34’13” East across the right-of-way margin of Mall Connector Road for a distance of 60.71 feet to an iron pin on the Northeasterly right-of-way margin of Mall Connector Road, said point being the True Point of Beginning; thence run North 42°34’13” East for a distance of 54.57 feet to an iron pin; thence run North 76°40’43” East for a distance of 57.60 feet to an iron pin; thence run South 15°20’40” East for a distance of 322.99 feet to an iron pin on the Northwesterly right-of-way margin of Mall Connector Road; thence run North 29°42’16” West along said right-of-way margin for a distance of 192.54 feet to an iron pin, said point being the point of a curve to the left having a radius of 278.88 feet and an arc distance of 124.04 feet; thence run along said curve to the left and along said right-of-way margin a chord bearing of North 42°26’47” West and a chord distance of 123.02 feet to a point and back to the True Point of Beginning.

A-2 – Page 1

Containing 14467.31 sq. ft or 0.33 acres more or less.

Said property being shown on that certain ALTA/ACSM Land Title Survey for Prudential Arbor Terrace Project, prepared by Barbara L. Herring, GRLS No. 2785, of Harvel & Associates, Inc., for Bock & Clark National Surveyors, designated as Job No, 06036 and dated January 19, 2006, last revised March 22, 2006.

A-2 – Page 2

EXHIBIT A-3

LEGAL DESCRIPTION (Atlanta)

ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING in Land Lot 247 of the 14th District, Fulton County, Georgia, and being more particularly described as follows:

BEGINNING at a point on the westerly right-of-way of interstate Highway 285 (limited access, right-of-way varies), said point being 1,941.91 feet southerly along said right-of-way from the intersection of the westerly right-of-way of Interstate Highway 285 and the north land. lot line of Land Lot 247, aforesaid District; run thence along the westerly right-of-way of Interstate Highway 285 south 06° 02’ 02” west 402.85 feet to a concrete monument; thence continue along said right-of-way and run south 06°21’ 12” west 306.55 feet to a concrete monument; thence continue along said right-of-way and run south 00°23’ 43” west 257.33 feet to an iron pin; thence depart said right-of-way and run north 87° 55’ 56” west 70.00 feet to a point (herein referred to as “Point A”); thence run north 87° 55’ 56” west 60+/- feet to the center line of South Utoy Creek; run thence along the center line of South Utoy Creek and following the meanderings thereof in a northwesterly direction 587+/-feet to a point on the easterly right-of-way of Research Center Atlanta Drive (60 foot right-of-way) (herein referred to as “Point B”); Point A and Point B are connected by a traverse line running from Point A to Point B north 51° 19’ 40” west 564.07 feet; run thence along the easterly right-of-way of Research Center Atlanta Drive north 24° 51’ 49” east 105.90 feet to a point; thence continue along said right-of-way along an arc of a curve to the left an arc distance of 97.59 feet, said arc having a radius of 230.00 feet and being subtended by a chord having a bearing and distance of north 12° 42’ 30” east 96.86 feet to a point; thence continue along said right-of-way and run north 00° 33’ 12” east feet to a point; thence continue along said right-of-way and run along the arc of a curve to the left an arc distance of 155.66 feet, said arc having a radius of 230.00 feet and being subtended by a chord having a bearing and distance of north 18° 48’ 31” west 152.70 feet to a point; thence leave said right-of-way and run south 89° 26’ 48” east 569.13 feet to a point on the westerly right-of-way of interstate Highway 285 and the TRUE PLACE OR POINT OF BEGINNING.

Said property contains 10+/- acres as per ALTA/ACSM Land Title Survey for Arbor Terrace-Cascade, LLC & Chicago Title Insurance Company by Barton Surveying, Inc., certified by David Barton, GRLSN 2533, dated November 11,2000, last revised December 18,2000.

TOGETHER WITH those rights arising under that certain Reciprocal Easement Agreement by and between Home Depot U.S.A., Inc., a Delaware corporation and Research Center/Atlanta Joint Venture, a joint venture consisting of Equitable Variable Life Insurance Company, a New York corporation and Franconom, Inc., a Pennsylvania corporation, dated as of October 17,1994, recorded in Deed Book 18891, Page 139, Records of Fulton County, Georgia.

A-3 – Page 1

EXHIBIT A-4

LEGAL DESCRIPTION (Decatur)

ALL THAT TRACT or parcel of land lying and being in Land Lot 8 18th District, DeKalb County, Georgia, and being more particularly described as follows:

To find the POINT OF BEGINNING, begin at the intersection of the southern right-of-way of Irvin Way (60- foot right-of-way) with the eastern right-of-way of Winn Way (60 -foot right-of-way); thence southerly along the - eastern right-of-way of Winn Way a distance of 1,021.22 feet to an iron pin (1/2 inch rebar), which is the POINT OF BEGINNING. From the POINT OF BEGINNING, run South 89 degrees 47 minutes 00 seconds East 369.59 feet to an iron pin (1/2 inch rebar), said iron pin being located South 00 degrees 27 minutes 20 seconds East a distance of 6.83 feet from a 1/2 inch rebar found; thence run South 00 degrees 27 minutes 26 seconds East a distance of 234.70 feet to an iron pin (1/2 inch rebar); thence North 89 degrees 47 minutes 00 seconds West a distance of 372.90 feet to an iron pin (1/2 inch rebar) found on the eastern right-of-way of Winn Way (60-foot right-of-way); thence North 00 degrees 21 minutes 02 seconds East along the eastern right-of-way of Winn Way a distance of 234.69 feet to the POINT OF BEGINNING.

The aforesaid tract is shown on that certain ALTA/ACSM Land Title Survey of Arbor Terrace, by Patterson & Dewar Engineers, Inc. (George E. Ingram; RLS), dated April 12, 1991 (Drawing No. 247) and last revised November 20, 1995.

TOGETHER WITH all right, title and interest in and to that certain Storm Drain Pipe Easement from Atlanta Retirement Residence Limited Partnership to Arbor Terrace, L.P., dated April 8, 1992, recorded on April 27, 1992 in Deed Book 7256, Page 208, DeKalb County, Georgia records.

A-4 – Page 1

EXHIBIT A-5

LEGAL DESCRIPTION (Knoxville)

9051 Cross Park Dr., Knoxville, TN. Tax Parcel # 119-03322

SITUATE In the Sixth (6th) Civil District of Knox County, Tennessee, without the corporate limits of the City of Knoxville, Tennessee and being more particularly described as follows:

BEGINNING on an iron pin in the right of way of Cross Park Drive, said pin being located 398.03 feet in an easterly direction from the intersection of Park Village Road and Cross Park Drive; thence from said beginning and a severance line North 22 deg. 50 min. West, 461.67 feet to an iron pin in the right of way of Ten Mile Drive; thence with said right of way North 67 deg. 10 min. East, 267.6 feet to an iron pin, corner to Knox County Library; thence with said property South 22 deg. 15 min. East, 449.74 feet to an iron pin in the right of way of Cross Park Drive; thence with said right of way South 67 deg. 10 min. West, 142.49 feet to an iron pin; thence continuing with said right of way and a curve to the left the chord of which is South 61 deg. 22 min. West, 121.19 feet (radius = 614.6 feet) to the POINT OF BEGINNING, containing 2.75 acres more or less.

BEING the same property conveyed to ARBOR TERRACE OF KNOXVILLE, L.P. a Georgia limited partnership by Deed of Record in Book 2210, Page 529, Register’s Office for Knox County, Tennessee.

A-5 – Page 1

EXHIBIT A-6

LEGAL DESCRIPTION (Largo)

From the Southwest corner of the Northwest 1/4 of the Southeast 1/4 of Section 3, Township 30 South, Range 15 East, run thence South 89°02’43” East, along the 40 Acre Line, 1316.00 feet to the 40 Acre line; thence North 00°40’39” East, along the 40 Acre Line, 846.03 feet to the Intersection of the extension of the centerline of a 12-foot wide stream and the Point of Beginning; thence along the extended centerline and the centerline of said 12-foot wide stream, South 81°38’03” West, 33.96 feet; thence along said centerline, North 79°31’58” West, 13.72 feet; thence along said centerline by the following ten courses: North 56°08’28” West, 17.61 feet; North 50°40’08” West, 49.69 feet; North 82°50’26” West, 68.20 feet; South 76°08’29” West, 50.99 feet; South 73°51’03” West, 54.10 feet; South 50°01’59” West, 42.20 feet; South 41°41’23” West, 44.26 feet; South 42°53’26” West, 44.43 feet; South 36°04’24” West, 39.67 feet; South 48°42’29” West, 7.94 feet; thence leaving said centerline of stream, North 00°08’58” East, 268.59 feet; thence North 89°14’57” West, 141.40 feet; thence North 00°08’58” East, 280.00 feet to the Southerly right-of-way of 16th Avenue Southeast; thence along said Southerly right-.of-way line, South 89°14’57” East, 535.76 feet to the 40 Acre Line; thence along the 40 Acre Line, South 00°40’39” West, 433.62 feet to the Point of Beginning.

Less that portion conveyed to Pinellas County for right-of-way by Deed recorded in Official Record Book 8043, Page 1916, Public Records of Pinellas County, Florida..

TOGETHER WITH all rights and easements established pursuant to the Reciprocal Declaration of Easement Agreement recorded in Official Records Book 7720, page 2320, public records of Pinellas County, Florida, including, but not limited to, those easements and rights over the following described property for access, Ingress and regress and utilities (including, but not limited to sewage lines, electric lines, telephone lines, gas lines and water lines) and the right to utilize storm sewers, retention ponds and other facilities for drainage of surface water from said Parcel I:

A-6 – Page 1

Ingress, Egress Easement for the benefit of Parcel I, more particularly described as follows:

From the Southwest corner of the Northwest 1/4 of the Southeast 1/4 of Section 3, Township 30 South, Range 15 East, Pinellas County, Florida, run thence South 89°02’43” East, along the 40 Acre Line, 933.41 feet; thence continue South 89°02’43” East, along the 40 Acre Line, 382.59 feet to the 40 Acre Line; thence North 00°40’34” East, along the 40 Acre line, 1,296.55 feet to the South right-of-way of 16th Avenue Southeast; thence along said right-of-way North 89°14’57” West, 179.00 feet to the Point of Beginning; thence South 00°45’03” West, 44.72 feet; thence North 67°42’20” East, 51.44 feet; thence along the arc of a curve to the right 211.11 feet, radius 82.50 feet, central angle 146°36’51”, chord bearing South 38°59’14” East, 158.05 feet; thence along the arc of a curve to the left 21.66 feet, radius 20.00 feet, central angle 62°03’54”, chord bearing South 03°17’14” West, 20.62 feet; thence along the arc of a curve to the right 173.79 feet, radius 224.00 feet, central angle 44°27’15”, chord bearing South 05o31’06” East, 169.47 feet; thence along the arc of a curve to the left 47.01 feet, radius 168.00 feet, central angle 16o01’53”, chord bearing South 08o41’35” West, 46.85 feet; thence South 00°40’39” West, 120.10 feet; thence along the arc of a curve to the right 83.77 feet, radius 64.00 feet, central angle 74°59’49”, chord bearing South 38°10’33” West, 77.92 feet; thence South 75°40’28” West, 87.15 feet; thence along the arc of a curve to the right 61.07 feet; radius 104.00 feet, central angle 33°38’35”, chord bearing North 87°30’15” West 60.19 feet; thence along the arc of a curve to the left 56.72 feet, radius 56.00 feet, central angle 58°02’12”, chord bearing South 80°17’57” West, 54.33 feet; thence along a non tangent line North 38°43’09” West, 24.00 feet; thence along the arc of a non tangent curve to the right 81.03 feet, radius 80.00 feet, central angle 58°02’12”, chord bearing North 80°17’57” East, 77.61 feet; thence along the arc of a curve to the left 46.97 feet, radius 80.00 feet, central angle 33°38’35”, chord bearing South 87o30’15” East, 46.30 feet; thence North 75°40’28” East, 87.15 feet; thence along the arc of a curve to the left 52.36 feet, radius 40.00 feet, central angle 74°59’49”, chord bearing North 38°10’33” East, 48.70 feet; thence North 11°57’53” East, 122.61 feet; thence along the arc of curve to the right 53.72 feet, radius 192.00 feet, central angle 16°01’53”, chord bearing North 08°41’35” East, 53.55 feet; thence along the arc of a curve to the left 136.15 feet, radius 200.00 feet, central angle 39°00’11”, chord bearing North 00°47’34” West, 133.53 feet; thence along the arc of a non tangent curve to the left 170.15 feet, radius 58.50 feet, central angle 166°39’04”, chord bearing North 28°58’08” West, 116.21 feet; thence South 67o42’20” West, 118.16 feet; thence North 00o45’03” East, 92.92 feet; thence South 89°14’57” East, 52.00 feet to the Point of Beginning.

A 10.00 foot utility easement for the benefit of Parcel I, 5.00 feet each side of the following described centerline:

From the Southwest corner of the Northwest 1/4 of the Southeast 1/4 of Section 3, Township 30 South, Range 15 East, Pinellas County, Florida, run thence South 89°02’43” East, along the 40 Acre Line, 1,316.00 feet to the 40 Acre Line; thence North 00°40’39” East, along the 40 Acre Line, 846.03 feet to the intersection of the extension of the centerline of a 12 foot wide stream; thence along said stream centerline South 81°38’03” West, 24.30 feet to the Point of Beginning of said centerline of easement; thence South 00°40’39” West, 56.48 feet; thence South 33°03’34” West, 47.00 feet; thence South 75°40’28” West, 100.00 feet; thence South 00°40’39” West 125.35 feet; thence South 69°10’48” West, 168.16 feet to the termination of said centerline.

A-6 – Page 2

EXHIBIT A-7

LEGAL DESCRIPTION (Fort Mvers)

Lot C, SUMMERLIN PARK, according to the plat thereof recorded in Plat Book 64, pages 72 through 74, Public Records of Lee County, Florida.

TOGETHER WITH non-exclusive permanent and perpetual easement over and upon Tracts H, J and K of said SUMMERLIN PARK for the intended use and enjoyment thereof as set forth and described in Article IV, Section 1 of that certain Declaration of Covenants, Conditions and Restrictions for Summerlin Park recorded in O.R. Book 3160, page 1536, Public Records of Lee County, Florida.

A-7 – Page 1

EXHIBIT A-8

LEGAL DESCRIPTION (Naples)

Tract L, LELY GOLF ESTATES, TRACT MAP, according to the plat thereof as recorded in Plat Book 8, page 20, Public Records of Collier County, Florida.

A-8 – Page 1

EXHIBIT A-9

LEGAL DESCRIPTION (Lawrenceville-Land)

Parcel 1

All that tract or parcel of land lying and being in Land Lot 63 of the 18th District, DeKalb County, Georgia, being Lot 6, Block 1, Sargent Hills, as per plat recorded in Plat Book 14, page 132, DeKalb, County records, which plat is incorporated herein by reference.

Parcel 2

All that tract or parcel of land lying and being in Land Lot 63 of the 18th District, DeKalb County, Georgia, being Lot 5 of Block 1 of Sargent Hills Subdivision, as per plat recorded in Plat Book 14, page 132, DeKalb County, Georgia records, which plat is incorporated herein by reference, being more particularly described as follows:

BEGINNING at a point on the southwesterly side of Orion Drive (formerly Murphy Drive) 135 feet southeasterly along said street from its intersection with the southeasterly side of Lawrenceville Highway, when said street lines are extended to form an angle instead of a curve, said point being at the most eastern corner of Lot 4, and running thence southeasterly along the southwesterly side of Orion Drive, 90 feet to the most northern corner of Lot 6; thence southwesterly along the line dividing Lots 5 and 6, a distance of 257.5 feet; thence northwesterly along the line dividing Lot 5 from Lots 25 and 26, a distance of 108 feet; thence northeasterly along the line dividing Lot 5 from Lot 3, a distance of 65 feet; thence northeasterly along the line dividing Lots 5 and 4, a distance of 191 feet to the southwesterly side of Orion Drive and the POINT OF BEGINNING, being improved property known as No. 2729 Orion Drive (formerly No. 3435 Murphy Drive), according to the present system of numbering houses in DeKalb County, Georgia.

A-9 – Page 1

Parcel 3

TRACT 1:

All that tract or parcel of land lying and being in Land Lot 63 of the 18th District, DeKalb County, Georgia, being part of Lots 1 and 2, Block 1, Sargent Hills Subdivision as per plat recorded in Plat Book 14, page 132, DeKalb County, Georgia records, being more particularly described as follows:

BEGINNING at an iron pin on southeasterly side of Lawrenceville Highway 156 feet northeasterly from corner formed by intersection of the southeasterly side of Lawrenceville Highway with northeasterly side of Hollywood Drive, if said street line were extended to form an angle instead of a curve, and running thence northeasterly, along the southeasterly side of Lawrenceville Highway, 100 feet to an iron pin on the southwesterly line of Lot 3 of said Block and Subdivision; running thence southeasterly, along southwesterly line of said Lot 3, 183.6 feet to an iron pin; running thence southwesterly 100 feet to an iron pin, and running thence northwesterly 184.9 feet to the southeasterly side of Lawrenceville Highway and the POINT OF BEGINNING; being improved property having a one-story brick house thereon known as 1899 Lawrenceville Highway according to present numbering of houses in the City of Decatur and suburbs.

TRACT 2:

All that tract or parcel of land lying and being in Land Lot 63 of the 18th District, DeKalb County, Georgia, being Lot 4, Block 1, of the Sargent Hills Subdivision, as per plat of C. H. Faulkner and Associates, Inc., Engineers, dated March 12,1947, recorded in Plat Book 14, page 132, DeKalb County, Georgia records, which plat is incorporated herein by reference.

BEGINNING at a point on the east side of Lawrenceville Highway, 115 feet southerly from the intersection of the south side of Orion Drive (formerly Murphy Drive) with the east side of Lawrenceville Highway (if said streets were extended to form an angle instead of a curve), which point is also the northwest corner of Lot 3, said block and subdivision; running thence southeasterly along the north line of said Lot 3, 184.6 feet to the west line of Lot 5, said block and subdivision; thence northerly along the west line of Lot 5 of said block and subdivision; 191 feet to the south side of Orion Drive; thence westerly along the south side of Orion Drive 135 feet to the east side of Lawrenceville Highway; thence southwesterly along the southeast side of Lawrenceville Highway 115 feet to the POINT OF BEGINNING.

LESS & EXCEPT that portion of said property used in rounding the intersection of Orion Drive with Lawrenceville Highway; being improved property known as 2721 Orion Drive, Decatur, Georgia.

A-9 – Page 2

Parcel 4

All that tract or parcel of land lying and being in Land Lot 63 of the 18th District, DeKalb County, Georgia, being part of Lot 2 and all of Lot 3, Block 1, of the Sargent Hills Subdivision, being more particularly described as follows:

BEGINNING at a point on the easterly side of Lawrenceville Highway 115 feet southwesterly from the intersection of the easterly side of Lawrenceville Highway with the southerly side of Murphy Drive, thence continuing southerly along the easterly side of Lawrenceville Highway 140 feet; thence southeasterly 183.6 feet; thence northeasterly 90 feet; thence northwesterly 184.6 feet to the easterly side of Lawrenceville Highway and the POINT OF BEGINNING.

Parcel 5

All that tract or parcel of land lying and being in Land Lot 63 of the 18th District, DeKalb County, Georgia, being parts of Lots 1 and 2, Block 1 of Sargent Hills Subdivision, as per plat recorded in Plat Book 14, page 132, DeKalb County, Georgia records, being more particularly described as follows:

BEGINNING at the northeast corner of Lawrenceville Highway and Hollywood Drive and running thence northeasterly along the easterly side of Lawrenceville Highway 156 feet; thence southeasterly 184.9 feet; thence southwesterly 133 feet to the northerly side of Hollywood Drive; thence northwesterly along the northerly side of Hollywood Drive, 190 feet to the POINT OF BEGINNING.

Parcel 6

All that tract or parcel of land lying and being in Land Lot 63 of the 18th District, DeKalb County, Georgia records, being Lot 26, Block 1, Sargent Hills Subdivision, as per plat recorded in Plat Book 14, page 132, DeKalb County records, which plat is incorporated herein by reference, being improved property known as No. 2706 Hollywood Drive, according to the present system of numbering houses in DeKalb County, Georgia.

A-9 – Page 3

Parcel 7

All that tract or parcel of land lying and being in Land Lot 63 of the 18th District, DeKalb County, Georgia, being Lot 25, Block 1, Sargent Hills Subdivision, as per plat recorded in Plat Book 14, page 132, DeKalb County, Georgia records, being more particularly described as follows:

BEGINNING at an open top found on the northeasterly side of Hollywood Drive (60 foot right of way) 270.0 feet southeasterly as measured along the northeasterly side of Hollywood Drive from the intersection of the northeasterly side of Hollywood Drive with the southeasterly right of way of Georgia Highway 78; run thence south 65 degrees 23 minutes 58 seconds east along the northeasterly side of Hollywood Drive a distance of 90.0 feet to a ‘A inch rebar found; run thence north 30 degrees 15 minutes 45 seconds east a distance of 257.30 feet to a 1/2 inch rebar found; run thence north 66 degrees 18 minutes 56 seconds west a distance of 77.0 feet to a V2 inch rebar found; run thence south 33 degrees 10 minutes 10 seconds west a distance of 257.69 feet to a 1/2 inch open top found at the northeasterly side of Hollywood Drive and the POINT OF BEGINNING; being more fully shown on plat of survey prepared by Advance Survey, Inc., dated February 18, 2000.

A-9 – Page 4

EXHIBIT B

LIST OF CONTRACTS

[ONE PER FACILITY; ATTACHED HERETO]

B - Page 1

EXHIBIT C

Form of Buyer’s As-Is Certificate and Agreement

BUYER’S AS-IS CERTIFICATE and agreement

THIS BUYER’S AS-IS CERTIFICATE AND AGREEMENT (this “Agreement”), is made as of _________________, 2013 by __________________________, a _______________________ (“Contract Buyer”) and _______________________, a _______________________ (“Assignee”; Contract Buyer and Assignee are herein referred to collectively as “Buyer”) to and for the benefit of ______________________, a ___________________ (“Seller”).

RECITALS

WHEREAS, pursuant to the terms of that certain Purchase and Sale Agreement, dated as of ______________, 2013, by and between Seller and Buyer (the “Sale Agreement”), Seller agreed to sell to Buyer, inter alia, that certain real property legally described on Exhibit A attached hereto and incorporated herein by this reference, the improvements located thereon and certain rights appurtenant thereto, all as more particularly described in the Sale Agreement. Initially capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Sale Agreement; and

WHEREAS, the Sale Agreement requires, inter alia, that, as a condition precedent to Seller's obligations under the Sale Agreement, Buyer shall execute and deliver this Agreement to Seller at Closing.

NOW, THEREFORE, in consideration of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer hereby certifies and agrees as follows:

1.          For purposes of this Agreement, the following terms shall have the following meanings:

“Assumed Liabilities” shall mean any and all Liabilities attributable to the Property, whether arising or accruing before, on or after the date hereof and whether attributable to events or circumstances which have heretofore or may hereafter occur, including, without limitation, (a) all Liabilities with respect to the structural, physical, or environmental condition of the Property; (b) all Liabilities relating to the release of or the presence, discovery or removal of any Hazardous Materials in, at, about or under the Property, or for, connected with or arising out of any and all claims or causes of action based upon CERCLA (Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§9601 et seq., as amended by SARA (Superfund Amendment and Reauthorization Act of 1986) and as may be further amended from time to time), the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§6901 et seq., or any related claims or causes of action or any other federal, state or municipal based statutory or regulatory causes of action for environmental contamination at, in, about or under the Property; (c) any tort claims made or brought with respect to the Property or the use or operation thereof; and (d) all Liabilities relating to the condition or status of Seller’s or Buyer’s title to the Property. Notwithstanding the foregoing, however, “Assumed Liabilities” shall not include any Liabilities arising out of or in connection with:

C - Page 1

(i) any claims made or causes of action alleging a default or breach by Seller which is alleged to have occurred prior to the date hereof under any Contract entered into between Seller and any such claimant unless Buyer knows or is deemed to know about such claim or cause of action on or before the date hereof; or

(ii) any tort claims which arise from any acts or negligent omissions of Seller as to which the claimed injury occurred during the time that Seller owned fee title to the Property except to the extent:

(1) Buyer has the right to seek recovery from any tenants or previous tenants of the Property with respect to such tort claims; or

(2) Buyer knows or is deemed to know about such claim on or before the expiration of the Due Diligence Period; or

(3) such tort claim arises or accrues as a result of the actual or alleged release, presence, or discovery of any Hazardous Materials which Buyer knows of or is deemed to know of on or before expiration of the Due Diligence Period, in, at, or under the Property.

(iii) any claims made or causes of action brought by any governmental authority with respect to Hazardous Materials deposited or placed in, at, or under the Property by Seller during the time that Seller owned fee title to the Property except to the extent:

(A) Buyer knows or is deemed to know of such claim or cause of action on or before the expiration of the Due Diligence Period; or

(B) Buyer has the right to seek recovery from any tenants or previous tenants of the Property with respect to such claims or causes of action.

“Buyer’s Representatives” shall mean Buyer, any direct or indirect owner of any beneficial interest in Buyer, and any officers, directors, employees, agents, representatives and attorneys of Buyer or any such direct or indirect owner of any beneficial interest.

“deemed to know” (or words of similar import) shall have the following meaning:

(a)	Buyer shall be “deemed to know” of the existence of a fact or circumstance to the extent that:

C - Page 2

(i)	any Buyer’s Representative actually knows of such fact or circumstance, or

(ii)	such fact or circumstance is disclosed by the Sale Agreement, any documents executed by Seller for the benefit of, and delivered to, Buyer in connection with the Closing, the Documents, any estoppel certificate executed by any tenant of the Property and delivered to Buyer or any Buyer’s Representatives, or any Buyer’s Reports.

(b)	Buyer shall be “deemed to know” that any Seller’s Warranty is untrue, inaccurate or incorrect to the extent that:

(i)	any Buyer’s Representative has actual knowledge of information which is inconsistent with such Seller’s Warranty, or

(ii)	the Sale Agreement, any documents executed by Seller for the benefit of, and delivered to, Buyer in connection with the Closing, the Documents, any estoppel certificate executed by any tenant of the Property and delivered to Buyer or any Buyer’s Representatives, or any Buyer’s Reports contains information which is inconsistent with such Seller’s Warranty.

“Documents” shall mean the documents and instruments applicable to the Property or any portion thereof that Seller or any of the other Seller Parties deliver or make available to Buyer or Buyer’ Representatives prior to Closing or which are otherwise obtained by Buyer or Buyer’s Representatives prior to Closing, including, but not limited to, the Title Commitments, the Surveys, the Title Documents, and the Property Documents.

“Due Diligence” shall mean examinations, inspections, investigations, tests, studies, analyses, appraisals, evaluations and/or investigations with respect to the Property, the Documents, and other information and documents regarding the Property, including, without limitation, examination and review of title matters, applicable land use and zoning Laws and other Laws applicable to the Property, the physical condition of the Property, and the economic status of the Property.

“Hazardous Materials” shall mean any substance, chemical, waste or material that is or becomes regulated by any federal, state or local governmental authority because of its toxicity, infectiousness, radioactivity, explosiveness, ignitability, corrosiveness or reactivity, including, without limitation, asbestos or any substance containing more than 0.1 percent asbestos, the group of compounds known as polychlorinated biphenyls, flammable explosives, oil, petroleum or any refined petroleum product.

“Liabilities” shall mean, collectively, any and all losses, costs, damages, claims, liabilities, expenses, demands or obligations of any kind or nature whatsoever.

C - Page 3

“Property Documents” shall mean, collectively, (a) the Leases, (b) the Contracts, and (c) any other documents or instruments which constitute, evidence or create any portion of the Property.

“Seller Parties” shall mean and include, collectively, (a) Seller; (b) its counsel; (c) Seller’s Broker; (d) Seller’s property manager; (e) any direct or indirect owner of any beneficial interest in Seller; (f) any officer, director, employee, or agent of Seller, its counsel, Seller’s Broker, Seller’s property manager or any direct or indirect owner of any beneficial interest in Seller; and (g) any other entity or individual affiliated or related in any way to any of the foregoing.

“Seller’s Warranties” shall mean Seller’s representations and warranties set forth in Section 9.2 of the Sale Agreement and any documents executed by Seller for the benefit of Buyer in connection with Closing, as the same may be deemed modified or waived by Buyer pursuant to the terms of the Sale Agreement.

2.          Buyer acknowledges and agrees that, prior to the date hereof: (a) Seller has made available to Buyer, or otherwise allowed Buyer access to, the Property and all books, records and files of Seller and of the management agent for the Property related to the Property (other than those books, records or files containing Confidential Materials); (b) Buyer has conducted (or has waived its right to conduct) all Due Diligence (including Due Diligence with respect to Hazardous Materials) as Buyer considered necessary or appropriate; (c) Buyer has reviewed, examined, evaluated and verified the results of its Due Diligence to the extent it deems necessary or appropriate with the assistance of such experts as Buyer deemed appropriate; (d) Buyer has determined to its satisfaction the assignability of any Documents to be assigned as part of the Transaction; and (e) except for, and only to the extent of, Seller’s Warranties, is acquiring the Property based exclusively upon its own Due Diligence.

3.          Buyer acknowledges and agrees that, except for, and only to the extent of, Seller’s Warranties:

(a)	The Property is being sold, and Buyer is accepting possession of the Property on the date hereof, “AS IS, WHERE IS, WITH ALL FAULTS”, with no right of setoff or reduction in the Purchase Price.

(b)	None of the Seller Parties have or shall be deemed to have made any verbal or written representations, warranties, promises or guarantees (whether express, implied, statutory or otherwise) to Buyer with respect to the Property, any matter set forth, contained or addressed in the Documents (including, but not limited to, the accuracy and completeness thereof) or the results of Buyer’s Due Diligence.

(c)	Buyer has confirmed independently all information that it considers material to its purchase of the Property or the Transaction (other than Seller’s Warranties, upon which Buyer is entitled to rely).

C - Page 4

(d)	Buyer is not relying on (and Seller and each of the other Seller Parties does hereby disclaim and renounce) any representations or warranties of any kind or nature whatsoever, whether oral or written, express, implied, statutory or otherwise, from Seller or any other Seller Parties, as to:

(i)	the operation or performance of the Property, the income potential, economic status, uses, or the merchantability, habitability or fitness of any portion of the Property for a particular purpose;

(ii)	the physical condition of the Property or the condition or safety of the Property or any component thereof, including, but not limited to, plumbing, sewer, heating, ventilating and electrical systems, roofing, air conditioning, foundations, soils and geology, including Hazardous Materials, lot size, or suitability of the Property or any component thereof for a particular purpose;

(iii)	the presence or absence, location or scope of any Hazardous Materials in, at, about or under the Property;

(iv)	whether the appliances, if any, plumbing or utilities are in working order;

(v)	the habitability or suitability for occupancy of any structure and the quality of its construction;

(vi)	whether the improvements are structurally sound, in good condition, or in compliance with applicable Laws;

(vii)	the accuracy of any statements, calculations or conditions stated or set forth in the Documents, other books and records concerning the Property, or any of Seller’s offering materials with respect to the Property;

(viii)	the dimensions of the Property or the accuracy of any floor plans, square footage, lease abstracts, sketches, or revenue or expense projections related to the Property;

(ix)	the locale of the Property, the leasing market for the Property, or the market assumptions Buyer utilized in its analysis of the Property and determination of the Purchase Price (such as rental rates, leasing costs, vacancy and absorption rates, land values, replacement costs, maintenance and operating costs, financing costs, etc.);

(x)	whether the Property is or would likely constitute a target of terrorist activity or other acts of war;

C - Page 5

(xi)	the ability of Buyer to obtain any and all necessary governmental approvals or permits for Buyer’s intended use and development of the Property; and

(xii)	the leasing status of the Property or the intentions of any parties with respect to the negotiation and/or execution of any lease for any portion of the Property.

(e)	Seller is under no duty to make any affirmative disclosures or inquiry regarding any matter which may or may not be known to Seller or any of the other Seller Parties, and Buyer, for itself and for its successors and assigns, hereby specifically waives and releases Seller and each of the other Seller Parties from any such duty that otherwise might exist.

4.           Any repairs or work required by Buyer are the sole responsibility of Buyer, and Buyer agrees that there is no obligation on the part of Seller to make any changes, alterations or repairs to the Property, including, without limitation, to cure any violations of Law, comply with the requirements of any insurer or otherwise. Buyer is solely responsible for obtaining any certificate of occupancy or any other approval or permit necessary for the transfer or occupancy of the Property and for any repairs or alterations necessary to obtain the same, all at Buyer’s sole cost and expense.

5.           Except as expressly provided in the Sale Agreement or hereinbelow in this Section 5, Buyer, for Buyer and Buyer’s successors and assigns, hereby releases Seller and each of the other Seller Parties from, and waives any and all Liabilities against Seller and each of the other Seller Parties for or attributable to or in connection with the Property, whether arising or accruing before, on or after the date hereof and whether attributable to events or circumstances which have heretofore or may hereafter occur, including, without limitation, the following:

(a) any and all statements or opinions heretofore or hereafter made, or information furnished, by the Seller Parties to Buyer or any of Buyer’s Representatives; and

(b) any and all Assumed Liabilities; and

(c) any and all Liabilities relating to the release of or the presence, discovery or removal of any Hazardous Materials in, at, about or under the Property, or for, connected with or arising out of any and all claims or causes of action based upon CERCLA (Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§9601 et seq., as amended by SARA (Superfund Amendment and Reauthorization Act of 1986) and as may be further amended from time to time), the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§6901 et seq., or any related claims or causes of action or any other federal, state or municipal based statutory or regulatory causes of action for environmental contamination at, in, about or under the Property; and
C - Page 6

(d) any and all tort claims made or brought with respect to the Property or the use or operation thereof; and

(e) any implied or statutory warranties or guaranties of fitness, merchantability or any other statutory or implied warranty or guaranty of any kind or nature regarding or relating to any portion of the Property.

The release and waiver set forth in this Section 5 is not intended and shall not be construed to affect or impair any rights or remedies that Buyer may have against Seller as a result of a breach of any of Seller’s Warranties, nor is such release and waiver intended to, and such release and waiver shall not be construed to, affect or impair any rights or remedies that Buyer may have against any third party, nor limit any defenses that Buyer may raise against Seller or any third party, nor to prevent Buyer from bringing an impleader action against Seller in the event a third party institutes an action against Buyer or from otherwise joining Seller in any lawsuit commenced by a third party with respect to the Property, or seeking contribution or reimbursement on any such lawsuit from Seller, with respect to third party claims which Buyer can reasonably demonstrate are attributable to events or circumstances that occurred prior to the date hereof.

6.          Buyer hereby assumes and takes responsibility and liability for all Assumed Liabilities.

7.          Buyer expressly understands and acknowledges that it is possible that unknown Liabilities may exist with respect to the Property and that Buyer explicitly took that possibility into account in determining and agreeing to the Purchase Price, and that a portion of such consideration, having been bargained for between parties with the knowledge of the possibility of such unknown Liabilities has been given in exchange for a full accord and satisfaction and discharge of all such Liabilities except as expressly provided in the Sale Agreement.

8.          Buyer acknowledges and agrees that the provisions of this Agreement were a material factor in Seller’s acceptance of the Purchase Price and, while Seller has provided the Documents and cooperated with Buyer, Seller is unwilling to sell the Property unless Seller and the other Seller Parties are expressly released as set forth in Section 5.

9.          This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.        If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

C - Page 7

IN WITNESS WHEREOF, Buyer has executed this Agreement as of the date first set forth hereinabove.

BUYER:

____________________________, a _______________________

By: ____________________________
Name: _______________________
Title: ________________________

SELLER:

_______________________, a _______________________

By: _____________________________
Name: ________________________
Title: _________________________

C - Page 8

EXHIBIT D

Form of Special Warranty Deed

[Insert Appropriate State Form

for Georgia, Florida, North Carolina and Tennessee]

(attached hereto)

D - Page 1

GEORGIA:

UPON RECORDING RETURN TO:
_________________
_________________
_________________
_________________
Attention: _________

LIMITED WARRANTY DEED

STATE OF ____________

COUNTY OF __________

THIS INDENTURE, made this ____ day of ____________, 2013, between _______________________________ (herein called "Grantor") and _____________________________ (herein called "Grantee").

WITNESSETH: That Grantor, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, in hand paid at and before the sealing and delivery of these presents, the receipt and sufficiency of which are hereby acknowledged, has granted, bargained, sold, aliened, conveyed and confirmed and by these presents does grant, bargain, sell, alien, convey and confirm unto Grantee all that tract or parcel of land described on Exhibit A, attached hereto and made a part hereof.

TO HAVE AND TO HOLD the said bargained premises, together with all and singular the rights, members and appurtenances thereof, to the same being, belonging or in any wise appertaining, to the only proper use, benefit and behoof of Grantee, forever, IN FEE SIMPLE.

This Deed and the warranty of title contained herein are made expressly subject to the items set forth on Exhibit B attached hereto and made a part hereof.

Grantor will warrant and forever defend the right and title to the above described property unto Grantee against the lawful claims of all persons owning, holding or claiming by, through or under Grantor, but not otherwise.

(The words "Grantor" and "Grantee" include all genders, plural and singular, and their respective heirs, successors and assigns where the context requires or permits.)

D - Page 2

IN WITNESS WHEREOF, Grantor has signed and sealed this deed, the day and year first above written.

Signed, sealed and delivered	GRANTOR
in the presence of:
________________________________,
__________________________	a __________________________
Unofficial Witness
By: ______________________________
__________________________	Name: _________________________
Notary Public	Title: __________________________

(NOTARY SEAL)

My Commission Expires:
__________________________

D - Page 3

Exhibit A

Legal Description

(attached hereto)

D - Page 4

Exhibit B

Permitted Exceptions

[list to be completed]

D - Page 5

FLORIDA

Prepared By and Upon
Recording Return To:

_________________
_________________
_________________
_________________
Attention: _________

SPECIAL WARRANTY DEED

KNOW ALL MEN BY THESE PRESENTS that ________________________, a ________________________, whose mailing address is _____________________________ (“Grantor”), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does GRANT, BARGAIN, SELL and CONVEY unto _____________________________, a ________________________, whose mailing address is _____________________________ (“Grantee”), its successors and assigns, all of that certain parcel of land located in ___________ County, Florida, more particularly described in Exhibit “A” attached hereto and made a part hereof, together with all improvements, tenements, hereditaments and appurtenances thereto belonging or in anywise appertaining (the “Property”).

This conveyance is made by Grantor and accepted by Grantee subject only to the matters set forth in Exhibit “B” attached hereto and made a part hereof (the “Permitted Exceptions”), none of which are sought to be reimposed hereby.

TO HAVE AND TO HOLD the Property in fee simple forever.

Grantor does hereby COVENANT that (1) it is lawfully seized of the Property in fee simple, and (2) that it has good, right and lawful authority to sell and convey the Property. Further, Grantor hereby fully WARRANTS the title to the Property, except for the Permitted Exceptions, and will FOREVER DEFEND all and singular the Property unto Grantee, and its successors and assigns, against every person whomsoever, lawfully claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise.

Effective as of the ____ day of ___________, 2013.

D - Page 6

Signed, sealed and delivered in the presence of:	_______________________, a _________________________

By: _________________________
_______________	Name: _______________________
Print Name: ________	Title: _________________________

_______________
Print Name: _______________

STATE OF _____________	)
)
COUNTY OF __________	)

The foregoing instrument was acknowledged before me this _____ day of ___________, 2013, by ____________________, the ________________ of _________________________, a _______________________________, on behalf of said company. He is personally known to me or has produced _________________________________ as identification.

(Signature of Notary Public)

(Typed name of Notary Public)
Notary Public, State of Florida
Commission No.: ________
My Commission Expires:
_______________

D - Page 7

Exhibit A

Legal Description

(attached hereto)

D - Page 8

Exhibit B

Permitted Exceptions

[list to be completed]

D - Page 9

NORTH CAROLINA:

Excise Tax	Recording Time, Book and Page

Tax Lot No.: _______________________         Parcel Identifier No.: ________________

Verified by _________________ County on the ____ day of ______________, 2013

By: _________________________

________________________________________________________________________

Mail after recording to: ______________________________, Attention: _________________

This instrument was prepared by: ________________________________

Excise Tax: _______________________________

Brief description for the Index: ______________________________

D - Page 10

NORTH CAROLINA SPECIAL WARRANTY DEED

THIS DEED made this _____ day of ___________, 2013, by and between

GRANTOR _______________________, whose mailing address is _________________________	GRANTEE _______________________, whose mailing address is _________________________

________________________________________________________________________

The designation Grantor and Grantee as used herein shall include said parties, their heirs, successors, and assigns, and shall include singular, plural, masculine, feminine or neuter as required by context.

WITNESSETH, that the Grantor, for a valuable consideration paid by the Grantee, the receipt of which is hereby acknowledged, has and by these presents does grant, bargain, sell and convey unto the Grantee in fee simple, all that certain lot or parcel of land situated in _________ County, North Carolina and more particularly described as follows:

See Exhibit A attached hereto and by this reference made a part hereof.

The property hereinabove described was acquired by Grantor by Instrument recorded in Deed Book _______, Page ________.

A map showing the above described property is recorded in ________, ________ County Registry.

TO HAVE AND TO HOLD the aforesaid lot or parcel of land and all privileges and appurtenances thereto belonging to the Grantee in fee simple.

And the Grantor covenants with the Grantee, that Grantor has done nothing to impair such title as Grantor received, and Grantor will warrant and defend the title against the lawful claims of all persons claiming by, under or through Grantor, except for the exceptions hereinafter stated.

Title to the property hereinabove described is subject to the following exceptions:

See Exhibit B attached hereto

and incorporated herein by reference.

D - Page 11

IN WITNESS WHEREOF, the Grantor has hereunto set its hand and seal, the day and year first above written.

_______________________, a _________________________

By: _________________________
Name: _______________________
Title: _________________________

STATE OF _____________

COUNTY OF ___________

I, a Notary Public of the State aforesaid, certify that ___________________, the __________________________ of ______________________________, Grantor, personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

Witness my hand and official stamp or seal this ____ day of __________, 2013.

______________________________
Notary Public:

My commission expires: _____________________

________________________________________________________________________

The foregoing Certificate(s) of ____________________________________________

IS/ARE CERTIFIED TO BE CORRECT. THIS INSTRUMENT AND THIS CERTIFICATE ARE DULY REGISTERED AT THE DATE AND TIME AND IN THE BOOK AND PAGE SHOWN ON THE FIRST PAGE HEREOF.

_____________________ REGISTER OF DEEDS FOR _____________________County

By _____________________________ Deputy/Assistant - Register of Deeds

D - Page 12

Exhibit A

Legal Description

(attached hereto)

D - Page 13

Exhibit B

Permitted Exceptions

[list to be completed]

D - Page 14

TENNESSEE:

THIS INSTRUMENT WAS PREPARED BY AND UPON RECORDING RETURN TO:

_________________
_________________
_________________
_________________
Attention: _____________

SPECIAL WARRANTY DEED

THIS INDENTURE, made as of _________________, 2013 , between ____________________, a ____________________ (herein called “Grantor”), and _______________________, a _______________________ (herein called “Grantee”).

WITNESSETH: That Grantor, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, in hand paid at and before the sealing and delivery of these presents, the receipt and sufficiency of which are hereby acknowledged, has granted, bargained, sold, aliened, conveyed and confirmed and by these presents does grant, bargain, sell, alien, convey and confirm unto Grantee all that tract or parcel of land described in Exhibit A, attached hereto and made a part hereof.

TO HAVE AND TO HOLD the said bargained premises, together with all and singular the rights, members and appurtenances thereof, to the same being, belonging or in any wise appertaining, to the only proper use, benefit and behoof of Grantee, forever, IN FEE SIMPLE.

This Deed and the warranty of title contained herein are made expressly subject to the items set forth in Exhibit B attached hereto and made a part hereof.

Grantor will warrant and forever defend the right and title to the above described property unto Grantee against the lawful claims of all persons owning, holding or claiming by, through or under Grantor, but not otherwise.

(The words “Grantor” and “Grantee” include all genders, plural and singular, and their respective heirs, successors and assigns where the context requires or permits.)

IN WITNESS WHEREOF, Grantor has signed and sealed this deed, the day and year first above written.

____________________,
a ____________________

By: ______________________________
Name: ____________________]
Title:

D - Page 15

STATE OF ____________	)
	)	SS:
COUNTY OF _________	)

Before me, the undersigned, a Notary Public in and for the State and County aforesaid, personally appeared ____________________, with whom I am personally acquainted, and who, upon oath, acknowledged himself to be the __________________ of ____________________, a ____________________, on behalf of said ________________ as the ___________________ thereof, , and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the company by himself as such officer.

WITNESS my hand, at office in ______________________, this ____ day of _________________, 2013.

Notary Public, State of ____________
Printed Name ___________________
My Commission Expires: __________

(Notarial Seal)

Sales Tax	$__________
Register’s Fee	$__________
Recording Fee	$__________
Total	$__________

STATE OF ____________	)
)
COUNTY OF __________	)

The actual consideration or value, whichever is greater, for this transfer is _______________________ and No/100 Dollars ($_______________).

AFFIANT

Subscribed and sworn to before me, this ____ day of ___________, 2013.

NOTARY PUBLIC

My commission Expires:

(NOTARY SEAL)

D - Page 16

Exhibit A

Legal Description

(attached hereto)

D - Page 17

Exhibit B

Permitted Exceptions

[list to be completed]

D - Page 18

EXHIBIT E

Form of Bill of Sale

[One Per Facility]

BILL OF SALE

THIS BILL OF SALE (“Bill of Sale”), is made as of the later to occur of _______________, 2013, by and between ___________________________, a ______________________ (“Seller”) and _________________, a _______________________ (“Buyer”).

WHEREAS, pursuant to the terms of that certain Purchase and Sale Agreement, dated as of __________, 2013, by and between __________________ and Seller (the “Sale Agreement”), Seller agreed to sell to Buyer, inter alia, certain real property, the improvements located thereon and certain rights appurtenant thereto, all as more particularly described in the Sale Agreement (collectively, the “Real Property”) as more particularly described in Exhibit A attached thereto and incorporated herein by this reference, known as _______________________, ____________ County, __________; and

WHEREAS, by deed of even date herewith, Seller conveyed the Real Property to Buyer and by assignment of even date herewith Seller assigned to Buyer Seller’s rights under certain leases relating to the Real Property, as more particularly described in such assignment (collectively, the “Leases”); and

WHEREAS, in connection with the above described conveyance Seller desires to sell, transfer and convey to Buyer certain items of tangible personal property as hereinafter described.

NOW, THEREFORE, in consideration of the receipt of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration paid in hand by Buyer to Seller, the receipt and sufficiency of which are hereby acknowledged, Seller has GRANTED, CONVEYED, SOLD, TRANSFERRED, SET OVER and DELIVERED and by these presents does hereby GRANT, SELL, TRANSFER, SET OVER and DELIVER to Buyer, its legal representatives, successors and assigns, and Buyer hereby accepts all right, title and interest in and to (a) all tangible personal property owned by Seller that is located on the Real Property and used in the ownership, operation and maintenance of the Real Property, and (b) all books, records and files of Seller relating to the Real Property and the Leases, but specifically excluding therefrom the items described as Confidential Materials (as such term is defined in the Sale Agreement) and any computer software that is licensed to Seller (herein collectively called the “Personal Property”).

E - Page 1

Reference is made to that certain As-Is Certificate and Agreement, bearing even date herewith, executed by Buyer for the benefit of Seller (the “As-Is Certificate”), pursuant to which Buyer has (a) agreed to certain limitations on representations, warranties, and liabilities of Seller; (b) waived and released certain rights and claims against Seller and certain of its affiliates; and (c) agreed to assume and indemnify Seller and certain of its affiliates from and against certain Assumed Liabilities (as defined in the As-Is Certificate) relating to, arising out of or otherwise attributable to the Property (as defined in the Sale Agreement), including the Personal Property. The As-Is Certificate is binding upon Buyer and its successors and assigns, including successor owners of the Personal Property.

This Bill of Sale is made without any covenant, warranty or representation by, or recourse against, Seller, as more expressly set forth in the Sale Agreement and the documents executed in connection therewith.

This Bill of Sale may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

If any term or provision of this Bill of Sale or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Bill of Sale or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Bill of Sale shall be valid and enforced to the fullest extent permitted by law.

IN WITNESS WHEREOF, the undersigned have executed this Bill of Sale as of the date first set forth hereinabove.

SELLER:

__________________________________, a _______________________

By: _________________________
Name: ___________________
Title: ____________________

E - Page 2

ACCEPTED:

_______________________________,
a _______________________

By: _________________________
Name: ___________________
Title: ____________________

E - Page 3

EXHIBIT F

Form of Assignment of Tenant Leases

ASSIGNMENT AND ASSUMPTION OF SPACE LEASES

THIS ASSIGNMENT AND ASSUMPTION OF SPACE LEASES (this “Assignment”), is made as of _______________, 2013, by and between __________________________, a __________________________ (“Assignor”) and _____________________________, a _______________________ (“Assignee”).

WITNESSETH:

WHEREAS, pursuant to the terms of that certain Purchase and Sale Agreement, dated as of _____________, 2013, by and between Assignor and ______________________ (the “Sale Agreement”), Assignor agreed to sell to Assignee, inter alia, certain real property, the improvements located thereon and certain rights appurtenant thereto, all as more particularly described in the Sale Agreement (collectively, the “Real Property”), known as ____________________________, _______________ County, ______________. Initially capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Sale Agreement; and

WHEREAS, the Sale Agreement provides, inter alia, that Assignor shall assign to Assignee certain leases and that Assignor and Assignee shall enter into this Assignment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.          Assignment. Assignor hereby assigns, sets over and transfers to Assignee all of Assignor’s right, title and interest in, to and under the space leases (“Leases”) with the tenants of the Real Property identified on Exhibit A attached hereto and incorporated herein by this reference. Assignee hereby accepts the foregoing assignment of the Leases.

2.          As-Is Certificate. Reference is made to that certain As-Is Certificate and Agreement, bearing even date herewith, executed by Assignee for the benefit of Assignor (the “As-Is Certificate”), pursuant to which Assignee has (a) agreed to certain limitations on representations, warranties, and liabilities of Assignor; (b) waived and released certain rights and claims against Assignor and certain of its affiliates; and (c) agreed to assume and indemnify Assignor and certain of its affiliates from and against certain Assumed Liabilities (as defined in the As-Is Certificate) relating to, arising out of or otherwise attributable to the Property, including the Leases. The As-Is Certificate is binding upon Assignee and its successors and assigns, including successor owners of an interest in the Leases.

F - Page 1

3.          Miscellaneous. This Assignment and the obligations of the parties hereunder shall survive the closing of the transaction referred to in the Sale Agreement and shall not be merged therein, shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns, shall be governed by and construed in accordance with the laws of the State of _______ applicable to agreements made and to be wholly performed within said State and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith.

4.          Severability. If any term or provision of this Assignment or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Assignment or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Assignment shall be valid and enforced to the fullest extent permitted by law.

5.          Counterparts. This Assignment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date first set forth hereinabove.

ASSIGNOR:

__________________________________, a _______________________

By: _________________________
Name: ___________________
Title: ____________________

F - Page 2

ASSIGNEE:

__________________________________, a _______________________

By: _________________________
Name: ___________________
Title: ____________________

F - Page 3

EXHIBIT A

List of Tenants

F - Page 4

EXHIBIT G

Form of Assignment of Intangible Property

ASSIGNMENT OF INTANGIBLE PROPERTY

THIS ASSIGNMENT OF INTANGIBLE PROPERTY (this “Assignment”), is made as of __________________, 2013, by and between____________________________, a _______________________ (“Assignor”) and _______________________________, a _______________________ (“Assignee”).

WITNESSETH:

WHEREAS, pursuant to the terms of that certain Purchase and Sale Agreement, dated as of ________________, 2013, by and between Assignor and ________________________ (the “Sale Agreement”), Assignor agreed to sell to Assignee, inter alia, certain real property, the improvements located thereon and certain rights appurtenant thereto, all as more particularly described in the Sale Agreement (collectively, the “Real Property”), known as ______________________, __________ County, _____________. Initially capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Sale Agreement; and

WHEREAS, the Sale Agreement provides, inter alia, that Assignor shall assign to Assignee rights to certain intangible property and that Assignor and Assignee shall enter into this Assignment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.          Assignment of Contracts, Licenses and Permits. Assignor hereby assigns, sets over and transfers to Assignee all of Assignor’s right, title and interest in, to and under the following, if and only to the extent the same may be assigned or quitclaimed by Assignor without expense to Assignor:

(a)	all service, supply, maintenance, utility and commission agreements, all equipment leases, and all other contracts, subcontracts and agreements relating to the Real Property and the Personal Property (including all contracts, subcontracts and agreements relating to the construction of any unfinished tenant improvements), all of which are described in Exhibit A attached hereto and incorporated herein by this reference (herein collectively called the “Contracts”); and

(b)	to the extent that the same are in effect as of the date hereof, any licenses, permits and other written authorizations necessary for the use, operation or ownership of the Real Property (herein collectively called the “Licenses and Permits”); and

G - Page 1

(c)	the rights of Assignor (if any) to the name “The Remington at Valley Ranch” (it being acknowledged by Assignee that Assignor does not have exclusive rights (and in fact may have no rights) to use such name and Assignor has not registered the same in any manner); and

(d)	any guaranties and warranties in effect with respect to any portion of the Real Property or the Personal Property as of the date hereof.

Assignee hereby accepts the foregoing assignment of the interests described in this Section 1.

2.          As-Is Certificate. Reference is made to that certain As-Is Certificate and Agreement, bearing even date herewith, executed by Assignee for the benefit of Assignor (the “As-Is Certificate”), pursuant to which Assignee has (a) agreed to certain limitations on representations, warranties, and liabilities of Assignor; (b) waived and released certain rights and claims against Assignor and certain of its affiliates; and (c) agreed to assume and indemnify Assignor and certain of its affiliates from and against certain Assumed Liabilities (as defined in the As-Is Certificate) relating to, arising out of or otherwise attributable to the Property, including the Contracts and the Licenses and Permits. The As-Is Certificate is binding upon Assignee and its successors and assigns, including successor owners of an interest in the Contracts and the Licenses and Permits.

3.          Miscellaneous. This Assignment and the obligations of the parties hereunder shall survive the closing of the transaction referred to in the Sale Agreement and shall not be merged therein, shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns, shall be governed by and construed in accordance with the laws of the State of _________ applicable to agreements made and to be wholly performed within said State and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith.

4.          Severability. If any term or provision of this Assignment or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Assignment or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Assignment shall be valid and enforced to the fullest extent permitted by law.

5.          Counterparts. This Assignment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

G - Page 2

IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date first set forth hereinabove.

ASSIGNOR:

__________________________________, a _______________________

By: _________________________
Name: ___________________
Title: ____________________

G - Page 3

ASSIGNEE:

__________________________________, a _______________________

By: _________________________
Name: ___________________
Title: ____________________

G - Page 4

EXHIBIT A

List of Contracts

(service, supply, maintenance, utility and commission agreements,

and all equipment leases, and guaranties and warranties, if any)

G - Page 5

EXHIBIT H

Form of Notice to Tenants

NOTICE OF SALE

(To Tenants, Regarding Assignment and Assumption of Space Leases)

TO:	All Tenants of ___________________	_______________, 2013
________________________
________________________

RE: Notice of Change of Ownership of __________________, __________County, _________

To Whom It May Concern:

You are hereby notified as follows:

1.	That as of the date hereof, ___________________ has transferred, sold, assigned, and conveyed all of its interest in and to the above-described property (the “Property”) to ____________________________, a _______________________] (the “New Owner”).

2.	Future notices and rental payments with respect to your leased premises at the Property should be made to the New Owner in accordance with your Lease terms at the following address:

_______________________
_______________________
_______________________

3.	If there is a security deposit with respect to your lease, it has been transferred to the New Owner and as such the New Owner shall be responsible for holding the same in accordance with the terms of your lease.

H - Page 1

__________________________________, a _______________________

By: _________________________
Name: ___________________
Title: ____________________

H - Page 2

__________________________________, a _______________________

By: _________________________
Name: ___________________
Title: ____________________

H - Page 3

EXHIBIT I

Form of Seller’s Non-Foreign Certificate

NON-Foreign Certificate

Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform [Purchaser Assignee, a _______________________] (the “Transferee”) that withholding of tax is not required upon the disposition of a United States real property interest by _________________________, a __________________________ (the “Seller”), the undersigned hereby certifies the following on behalf of Seller:

1.	Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); and

2.	Seller is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations issued under the Internal Revenue Code.

3.	Seller's U.S. employer tax identification number is ______________________; and

4.	Seller's office address is c/o Prudential Real Estate Investors, 3348 Peachtree Road, Suite 1100, Atlanta, Georgia 30326

Seller understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

I - Page 1

The undersigned declares that the undersigned has examined this certification and to the best of the undersigned’s knowledge and belief it is true, correct and complete, and the undersigned further declares that such party has authority to sign this document on behalf of Seller.

Certified, sworn to and subscribed before me this ___ day of ____________, 2013.	__________________________________, a _______________________

________________________	By: _________________________
Notary Public	Name: ___________________
Title: ____________________
My Commission Expires:

________________________

(NOTARIAL SEAL)

I - Page 2

EXHIBIT J

Form of Seller’s Title Affidavit

TITLE AFFIDAVIT

STATE OF GEORGIA	)
) SS.
COUNTY OF FULTON	)

PERSONALLY APPEARED before me the undersigned officer, duly authorized to administer oaths, John W. Dark (the “Affiant”), who being duly sworn according to law, deposes and says an oath as follows:

1.          Affiant is the duly appointed and acting Vice President of Prudential Investment Management, Inc., a New Jersey corporation, which is the Managing Member of Senior Housing Partners III, L.L.C, a Delaware limited liability company, which is the General Partner of Senior Housing Partners III, L.P., a Delaware limited partnership, which is the Sole Member of ______________________, LLC, a _________________ limited liability company (“Owner”), and in the foregoing capacity, has personal knowledge of the facts sworn to in this Affidavit, and is fully authorized and qualified on behalf of Owner to make this Affidavit.

2.          Owner’s address is _______________________________________.

3.          Owner’s U.S. employer taxpayer identification number is _____________.

4.          Owner is the owner of that certain tract or parcel of land located in _____________ County, _____________ (the “Property”), described in Stewart Title Guaranty Company’s (the “Title Company”) Commitment for Title Insurance No. ________________ (the “Commitment”).

5.          There are no unpaid taxes, special assessments or assessments of any nature, against said Property, and Owner has no knowledge or notice of any plans for imposition of a future assessment.

6.          Except for residents of the senior living community operated at the Property, there are no unrecorded tenancies, leases, tenants or other occupancies on the Property.

7.          To Affiant’s actual knowledge, there are no pending suits, proceedings, judgments, bankruptcies, liens or executions against the Property or Owner in ___________ County, _____________, which in any way affect the title to the Property.

8.          To Affiant’s actual knowledge, there are no unpaid bills incurred by Owner for work performed or materials delivered to the Property for the construction or improvement of said Property during the past _____________ (____) days immediately preceding this date.

J - Page 1

9.          To Affiant’s actual knowledge, there are no matters pending by or against Owner that could give rise to a lien that could attach to the Property between the date of the issuance of the Commitment (the “Last Certification Date”) and the date of the Closing between Owner and ______________________ (the “Buyer”). Following the Last Certification Date, Owner has not executed, and will not execute, any instrument that would adversely affect the title to the Property except as contained in the Commitment. Owner will indemnify and hold Buyer and the Title Company harmless from all liens or title defects created by or against Owner subsequent to the Last Certification Date and prior to Closing as a result of a breach of the foregoing covenant by Owner.

10.         This Affidavit is given to induce the Title Company to issue its policy of title insurance knowing full well that it will be relying upon the accuracy of the same.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

J - Page 2

Affiant:

Certified, sworn to and	___________________________ (Seal)
subscribed before me this	John W. Dark, solely in his capacity as Vice
_____ day of _________, 2013.	President aforesaid

________________________
Notary Public

My Commission Expires:

________________________

(NOTARIAL SEAL)

J - Page 3

EXHIBIT K

LITIGATION NOTICES, CONTRACT DEFAULTS

GOVERNMENTAL VIOLATIONS

1)	Seller has received written notice of a threatened litigation from resident Frederick Chesson with respect to the Arbor Terrace at Cascade Property.

2)	Seller is a party to the following pending litigation with respect to the Barrington Terrace at Ft. Myers Property: 11-CA-004011 (Lee County Circuit Court), filed by Estate of Walter Shoemaker, as Plaintiff.

3)	Seller has received written notice of certain citations with respect to a routine survey/inspection by the applicable licensing authority for the Barrington Terrace at Ft. Myers Property. Seller has taken action to cure such citations, however, no formal acceptance or approval of such cure has been received from the licensing authority.

4)	Seller has received written notice of a threatened litigation from resident Diane Estes with respect to the Barrington Terrace at Naples Property.

5)	Seller has received notice of an EEOC claim from Sylvia Martinez with respect to the Barrington Terrace at Naples Property.

K - Page 1

EXHIBIT L

LISTS OF TENANTS

(attached hereto)

L - Page 1

EXHIBIT M

LIST OF LICENSES HELD

Arbor Terrace of Asheville

License Name: State of North Carolina Department of Health and Human Services Division of Health Service Regulation. Licensed Adult Care Home

License Number: HAL-011-224

Arbor Terrace of Athens

License Name: Georgia Department of Community Health; Personal Care Home Permit - Healthcare Facility Regulation Division

License (Permit) Number: 029-03-003-1

Arbor Terrace of Cascade

License Name: Georgia Department of Human Resources; Personal Care Home Permit

License (Permit) Number: 060-03-046-1

Arbor Terrace of Decatur

License Name: Georgia Department of Human Resources; Personal Care Home Permit

License (Permit) Number: 044-03-015-1

Barrington Terrace of Fort Myers

License Name: Florida Agency for Health Care Administration; Division of Health Quality Assurance. Standard Assisted Living Facility (with Extended Congregate Care)

License Number: AL10100

Arbor Terrace of Knoxville

License Name: Tennessee Board for Licensing Health Care Facilities; Department of Health. Assisted Care Living Facility.

License Number: ACL0000000018

Arbor Terrace of Largo

License Name: Florida Agency for Health Care Administration; Division of Health Quality Assurance. Standard Assisted Living Facility

License Number: AL7933

M - Page 1

Barrington Terrace of Naples

License Name: Florida Agency for Health Care Administration; Division of Health Quality Assurance. Standard Assisted Living Facility

License Number: AL10447

M - Page 2

EXHIBIT N

GOVERNMENTAL PAYOR PROGRAMS

Arbor Terrace Largo

Amerigroup Florida Inc. Long Term Care Diversion Program. Federal Tax Identification EIN#20-4504921.

Amerigroup provider billing ID #01089407.

Barrington Terrace Fort Myers

Area Agency on Aging for Southwest Florida, Inc. dba Senior Choices of Southwest Florida Medicaid Waiver Program. Federal Tax Identification #EIN20-4021236

State Medicaid provider number #692481600

American Eldercare, Inc. Long Term Care Diversion Program. Federal Tax Identification EIN# 20-4021236

No distinct provider number outside of federal Tax ID and state Medicaid provider number

Hope Health Care Services Long Term Care Community Diversion Program.

No distinct provider number outside of federal Tax ID and state Medicaid provider number

Barrington Terrace Naples

Hope Hospice & Community Services Long Term Care Community Diversion Program.

No provider number outside of Federal Tax ID

N - Page 1

SCHEDULE 1

ALLOCATION OF PURCHASE PRICE

Asheville	63	18,657,235
Athens	56	20,268,357
Cascade	68	10,026,927
Decatur	66	23,551,960
Fort Myers	117	18,030,311
Knoxville	84	17,188,004
Largo	66	9,239,620
Naples	120	24,287,586
Land	0	1,750,000
Totals/Averages	640	143,000,000

Schedule 1 - Page 1